UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material under § 240.14a-12

RING ENERGY, INC.

________________________________________________________________________________________________________
(Name of Registrant as Specified in its Charter)

________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒    No fee required.

☐    Fee paid previously with preliminary materials.

☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

________________________________________________________________________________________________________

Ring Energy, Inc. (NYSE American: REI) is a growth oriented independent oil and natural gas company headquartered in The Woodlands, Texas. It is focused on the acquisition, exploration and development of high-quality, oil and liquids rich assets in the Permian Basin, which is recognized as the top producing oil basin in North America. Formed in 2012, Ring Energy has aggressively sought to acquire select low decline, long-life hydrocarbon producing properties with highly economic drilling opportunities that can be developed in future years. With over 100 years of combined industry experience in most of the oil and gas producing basins in the United States, coupled with the careful application of new and emerging geoscience, engineering, drilling and completion technologies, and long-established industry relationships, REI remains focused on creating stockholder value using proven strategies.

2023 PROXY STATEMENT

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Ring Energy, Inc., a Nevada corporation (“Ring” or the “Company”), will be held on May 25, 2023, at 10:00 a.m., Central Time, in Ring’s offices, located at 1725 Hughes Landing Blvd., Suite 900, The Woodlands, TX 77380.You will be asked to consider and to approve the following proposals:

ANNUAL MEETING
OF STOCKHOLDERS

DATE:
May 25, 2023

TIME:
10:00 a.m.
Central Daylight Time

PLACE:
1725 Hughes Landing Blvd.
Suite 900
The Woodlands, TX 77380

RECORD DATE FOR STOCKHOLDERS ENTITLED TO VOTE:
March 28, 2023

1	Elect Nine Nominated Directors Included in the Proxy Statement to Serve on our Board
2	Approve and Adopt an Amendment to our Articles of Incorporation to Increase the Authorized Shares of Common Stock from 225 million to 450 million
3	Approve and Adopt an Amendment to the Ring Energy, Inc. 2021 Omnibus Incentive Plan to increase the shares available under the Plan by 6.0 million shares
4	Approve on a Non-Binding, Advisory Basis, the Compensation of our Named Executive Officers
5	Ratify the Appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm

This proxy statement and accompanying proxy card are being mailed to our stockholders on or about April 21, 2023. Our Annual Report on Form 10-K (the “Annual Report”) covering the year ended December 31, 2022 is enclosed, but does not form any part of the materials for solicitation of proxies.
The Notice of Annual Meeting and Proxy Statement herein provide further information on the Company’s performance and corporate governance and describe the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on March 28, 2023 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our offices during normal business hours for a period of ten calendar days prior to the Annual Meeting and will also be available during the Annual Meeting for inspection by our stockholders.
EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE, OR VOTE YOUR SHARES USING THE TELEPHONE OR INTERNET VOTING INSTRUCTIONS PROVIDED.
We thank you for your continued support and look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

/s/ Travis T. Thomas

Travis T. Thomas
Executive Vice President, Chief Financial Officer,
Corporate Secretary & Treasurer

The Woodlands, Texas, April 21, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON May 25, 2023
The Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders for the year ended December 31, 2022, are available at www.proxyvote.com.

RING ENERGY
TABLE OF CONTENTS

OVERVIEW	Joint Letter to Stockholders	4
	Our Company – Mission & Vision	6
	Our Company – Strategic Priorities	7
	Questions and Answers About the 2023 Annual Meeting and Voting	8
	Our 2022 Performance Highlights	15
	Our Commitment to Environmental, Social and Governance (“ESG”)	16
	Board Composition and Experience	18

PROPOSAL 1: ELECTION OF DIRECTORS	Summary	19
	Board Committees & Director Bios	20
	Board Recommendation on Proposal	29

CORPORATE GOVERNANCE AND OUR BOARD	Corporate Governance Highlights	30
	Our Board	31
	Board Leadership Structure	31
	Lead Independent Director	31
	Annual Board Evaluation	32
	Director Orientation and Continuing Education	32
	Board Independence	33
	Board Risk Assessment and Control	33
	Insider Trading Policy	34
	Board Committees	35
	Director Nominations and Qualifications	38
	Board of Directors Diversity	39
	Communications With Our Board	39

EXECUTIVE OFFICERS	Executive Officer Bios	40

COMPENSATION DISCUSSION & ANALYSIS	Summary	43
	Overview of Executive Compensation	43
	Additional Compensation Policy Highlights	45
	Executive Compensation Philosophy	45

COMPENSATION DISCUSSION & ANALYSIS	Say-on-Pay and Stockholder Engagement	46
	Executive Compensation Program Elements For 2022	47
	Management Stock Ownership Guidelines	51
	Tax & Risk Considerations in Overall Program	52

EXECUTIVE COMPENSATION	Summary Compensation Table	54
	Employment Agreements	55
	Grants of Plan-Based Awards During 2022	57
	Outstanding Equity Awards at 2022 Fiscal Year-End	58
	Option Exercises and Stock Vested	59
	Pension Benefits and Nonqualified Deferred Compensation	59
	Potential Payments Upon Termination or Change In Control	60
	CEO Pay Ratio	64
	Pay Versus Performance	65

2023 PROXY STATEMENT

DIRECTOR COMPENSATION	Director Compensation	72

OTHER COMPENSATION MATTERS	Compensation Committee Report	73
	Compensation Committee Interlocks and Insider Participation	73

RELATED PARTY TRANSACTIONS	Transactions With Related Persons, Promoters and Certain Control Persons	74

BENEFICIAL OWNERSHIP	Security Ownership of Certain Beneficial Owners and Management	76

PROPOSAL 2: INCREASE TO AUTHORIZED SHARES OF COMMON STOCK	Background	79
	Text of the Proposed Amendment	79
	Reasons for the Proposed Amendment	79
	Possible Effects of the Proposed Amendment	80
	Interests of Directors and Executive Officers	81
	Vote Required	81
	Board Recommendation on Proposal	81

PROPOSAL 3: AMENDMENT TO THE RING ENERGY, INC. 2021 OMNIBUS INCENTIVE PLAN TO INCREASE THE SHARES AVAILABLE UNDER THE PLAN BY 6.0 MILLION SHARES	Description and Text of the Proposed Plan Amendment	82
	Summary of the 2021 Plan	83
	Description of the Amended Plan	84
	New Plan Benefits	87
	Summary of Federal Income Tax Consequences	87
	Importance of Consulting a Tax Adviser	89
	Vote Required for Approval	90
	Board Recommendation on Proposal	90

PROPOSAL 4: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	Summary	91
	Board Recommendation on Proposal	91

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP	Summary and Fees Detail	93
	Board Recommendation on Proposal	93
	Audit Committee Report	94

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2024 ANNUAL MEETING AND OTHER ITEMS	Summary of Procedures For Submitting a Proposal or Nominating a Director	95
	Other Business	96
	Annual Report	96

APPENDIX A	GAAP to Non-GAAP Reconciliations	97

APPENDIX B	Certificate of Amendment	100

APPENDIX C	Amendment No. 1 to the Ring Energy, Inc. 2021 Omnibus Incentive Plan	103

RING ENERGY

DEAR FELLOW STOCKHOLDERS,
On behalf of the Board of Directors of Ring Energy, Inc., we are pleased to invite you to our 2023 Annual Meeting of Stockholders, which will take place on May 25, 2023 at 10:00 a.m. Central Daylight Time in our offices located at 1725 Hughes Landing Blvd., Suite 900, The Woodlands, Texas 77380.

2022 was a transformational year for Ring Energy. Our operational and financial performance was driven by a number of factors, the most significant being the Company's acquisition of Stronghold Energy's assets that we announced in early July and closed on August 31, 2022 (the "Stronghold Transaction"). The immediately accretive acquisition of these complementary Central Basin assets in the Permian Basin substantially increased our size and scale, lowered our overall cost structure, and materially increased the inventory and capital efficiency of our low cost, high rate-of-return investment opportunities. The result has been increased free cash flow generation that we are using to pay down debt at a faster rate than we could have done on a standalone basis. The Stronghold Transaction also materially improved our financial position. We ended 2022 with approximately $188 million of liquidity — more than $125 million higher than year-end 2021. In addition, we substantially reduced our leverage ratio from 3.5 times at year-end 2021 to 1.6 times as of December 31, 2022. Our enhanced flexibility and improved capital efficiency are critical as we continue to execute our value driven strategy.
During full year 2022, we also benefited from the execution of a continuous development program, including the drilling and completion of 27 horizontal wells and five vertical wells, as well as the recompletion of 12 wells. Complementing our internal expansion efforts was our ongoing focus on reducing the cost structure of our business on a per barrel basis.
The combined result of our targeted initiatives for 2022 was record setting levels of production, net income, adjusted net income, adjusted EBITDA and cash flow from operations. Our success in 2022 was also reflected in our year end SEC proved reserves that grew 78% over the prior year end to a record 138.1 million barrels of oil equivalent. Of course, none of our success in 2022 would have been possible without our talented workforce and business partners, and we want to thank everyone for their hard work and dedication.

2023 PROXY STATEMENT

During the past year, we also continued to make important progress on our ESG initiatives. We encourage readers to review our latest Sustainability Report published in late 2022 that discusses our performance and improvement initiatives, and our plans to drive further alignment with the various ESG reporting frameworks over time.
Our efforts in 2023 remain squarely focused on further debt reduction and strengthening of our balance sheet. In support of this focus, we will continue to invest in the development of our high rate-of-return inventory to maintain or slightly grow our production and drive further operational efficiencies in the business. We will also continue to evaluate and pursue opportunities to increase stockholder value through accretive, balance sheet enhancing acquisitions. We believe our value focused, proven strategy retains the discipline and flexibility necessary to manage the risks associated with ongoing price volatility and should position the Company to return capital to our stockholders in the future.
On behalf of Ring’s Board of Directors, executive management and employee team, we want to thank all of our stockholders for their continued support. Your vote is very important to us, and we encourage you to review the enclosed proxy statement and to promptly vote so your shares are represented at the Annual Meeting.
Best regards,
Paul D. McKinney
Chairman of the Board of Directors & Chief Executive Officer
Anthony B. Petrelli
Lead Independent Director

RING ENERGY

OUR COMPANY
Ring Energy, Inc. is a growth oriented independent energy company engaged in oil and natural gas development, production, acquisition and exploration of high-quality, oil and liquids rich assets in the Permian Basin.

OUR MISSION & VISION
Ring’s mission is to deliver competitive and sustainable returns to its stockholders by developing, acquiring, exploring for, and commercializing oil and natural gas resources vital to the world’s health and welfare. Successfully achieving Ring’s mission requires a firm commitment to operating safely in a socially responsible and environmentally friendly manner, while ensuring the Company conducts its business with honesty and integrity.
The key principles supporting Ring’s strategic vision are:
■Ensuring health, safety, and environmental excellence and a strong commitment to our employees and the communities in which we work and operate;
■Continuing to generate free cash flow to improve and build a sustainable financial foundation;
■Pursuing rigorous capital discipline focused on our highest returning opportunities;
■Improving margins and driving value by continuously targeting additional operating cost reductions and capital efficiencies; and
■Strengthening the balance sheet by steadily paying down debt, divesting of non-core assets and becoming a peer leader in Debt/EBITDA metrics.

2023 PROXY STATEMENT
OUR STRATEGIC PRIORITIES
Ring has historically capitalized on its low-risk, high-return asset base that is focused on the conventional San Andres reservoir in the Permian Basin, which is one of the most prolific hydrocarbon producing regions in the U.S. As compared to unconventional plays, the San Andres offers much lower initial year and subsequent decline rates for production, which helps generate high rates of return and low breakeven economics.
The collective efforts of your management team are focused on creating stockholder value with Ring’s proven strategy. We are targeting a number of strategic initiatives that we believe will uniquely position Ring for continued operating and financial success, thereby enhancing long-term value for our stockholders.
To accomplish these goals, we are committed to pursuing the following strategic priorities:

Attract and retain high-quality people because achieving our mission will only be possible through our employees. It is critical to have compensation, development, and human resource programs that attract, retain and motivate the types of people we need to succeed.

Pursue operational excellence with a sense of urgency, as we plan to deliver low cost, consistent, timely and efficient execution of our drilling campaigns, work programs and operations. This includes executing our operations in a safe and environmentally responsible manner, focusing on reducing our emissions, applying advanced technologies, and continuously seeking ways to reduce our operating cash costs on a per barrel basis. This objective is a foundational aspect of our culture and future success.
Invest in risk-adjusted high rate-of-return projects. This will allow us to profitably grow our production and reserve levels and maximize free cash flow generation.

Focus on generating free cash flow and strengthening our balance sheet by reducing debt through the use of excess cash from operations and potentially through proceeds from the sale of non-core assets.
We believe remaining focused and disciplined in this regard will lead to meaningful returns for our stockholders and provide additional financial flexibility to manage potential future swings in the business cycle.

Pursue strategic acquisitions that maintain or reduce our break-even costs, as well as improve our margins and operating costs. Financial strategies associated with these efforts will focus on delivering competitive debt-adjusted per share returns. This objective is key to delivering competitive returns to our stockholders on a sustainable basis.

RING ENERGY
QUESTIONS AND ANSWERS ABOUT
THE 2023 ANNUAL MEETING AND VOTING
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice, including (1) the election of nine directors named in this proxy statement to our Board, each for a term ending on the date of the 2024 annual meeting of stockholders or until their successors are duly elected and qualified (this proposal is referred to as the “Election of Directors”); (2) the approval and adoption of an amendment (the "Charter Amendment") to our Articles of Incorporation (as amended to date, the "Articles of Incorporation") to increase the authorized shares of Common Stock from 225 million to 450 million (this proposal is referred to as the "Authorized Share Proposal"); (3) the approval and adoption of an amendment to the Ring Energy, Inc. 2021 Omnibus Incentive Plan to increase the shares available under the Plan by 6.0 million shares (this proposal is referred to as the "Plan Amendment Proposal"); (4) a non-binding, advisory vote to approve named executive officer compensation (this proposal is referred to as “Advisory Vote on Executive Compensation”); (5) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (this proposal is referred to as the “Ratification of Grant Thornton”); and (6) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof. Additionally, management will report on our performance during the last fiscal year and respond to questions from our stockholders.

WHAT IS A PROXY?
A proxy is another person that you legally designate to vote your stock. If you designate a person or entity as your proxy in a written document, such document is also called a proxy or a proxy card. All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

WHAT IS A PROXY STATEMENT?
A proxy statement is a document that regulations of the United States Securities and Exchange Commission (the “SEC”) require that we make available to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting. This proxy statement describes matters on which we would like you, as a stockholder, to vote and provides you with information on such matters so that you can make an informed decision.

WHAT IS “HOUSEHOLDING”?
One copy of the Notice, this proxy statement, and the Annual Report (collectively, the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of the Proxy Materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request in writing to Ring Energy, Inc., Attention: Travis T. Thomas, Corporate Secretary, Executive Vice President and Chief Financial Officer, 1725 Hughes Landing Blvd., Suite 900, The Woodlands, TX 77380, or by telephone by calling (281) 397-3699. You may also contact us in the same manner if you received multiple copies of the Proxy Materials

2023 PROXY STATEMENT
and would prefer to receive a single copy in the future. The Proxy Materials are also available at: www.proxyvote.com.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?
Despite our efforts related to householding, you may receive more than one set of Proxy Materials, including multiple copies of the proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted at the Annual Meeting. You can also vote your shares over the phone or Internet. Please see “HOW DO I VOTE MY SHARES?” below for more information.

WHO IS ENTITLED TO NOTICE OF THE ANNUAL MEETING?
Governing laws as well as our governance documents require our Board to establish a record date in order to determine who is entitled to receive notice of, attend, and vote at the Annual Meeting, and any continuations, adjournments, or postponements thereof.
The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 28, 2023 (the “Record Date”).
As of the Record Date, we had 180,627,484 shares of Common Stock outstanding. A list of all stockholders of record entitled to vote at our Annual Meeting is on file at our principal office located at 1725 Hughes Landing Blvd., Suite 900, The Woodlands, TX 77380, and will be available for inspection at the Annual Meeting.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
Subject to the limitations set forth below, stockholders at the close of business on the Record Date may vote at the Annual Meeting. If you are a beneficial owner of shares of Common Stock, you must have a legal proxy from the stockholder of record to vote your shares at the Annual Meeting.

WHAT IS A QUORUM?
A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of at least one-third of the shares of our Common Stock outstanding and entitled to vote as of the Record Date. There must be a quorum for the Annual Meeting to be held. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

WHAT ARE THE VOTING RIGHTS OF OUR STOCKHOLDERS?
Each holder of Common Stock is entitled to one vote per share of Common Stock on all matters to be acted upon at the Annual Meeting. Neither our Articles of Incorporation, nor our Bylaws (as amended, the “Bylaws”), allow for cumulative voting rights in the election of directors.

RING ENERGY
WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A “STREET NAME” HOLDER?
Most stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.
■Stockholder of Record. If your shares are registered directly in your name with Standard Registrar and Transfer Company, Inc., our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.
■Street Name Stockholder. If your shares are held in a stock brokerage account or by a bank, fiduciary, or other nominee, you are considered the beneficial owner of shares held in “street name.” In this case, such broker, fiduciary, or other nominee is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote and are also invited to attend the Annual Meeting. If you hold your shares through a broker, bank, or other nominee, follow the voting directions provided by your broker, bank, or other nominee to vote your shares. Since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

HOW DO I VOTE MY SHARES?
Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:
■By Written Proxy. You may indicate your vote by completing, signing, and dating your proxy card and returning it in the enclosed reply envelope.
■In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.
■By Phone. Use any touch-tone telephone to call 1-800-690-6903 to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or the meeting date. Have your proxy card in hand when you call and then follow the instructions.
■By Internet. Use the Internet to access www.proxyvote.com to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Street Name Stockholders: Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:
■By Voting Instruction Card. If you hold your shares in street name, your broker, bank, or other nominee will explain how you can access a voting instruction card for you to use in directing the broker, bank, or other nominee how to vote your shares.
■In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee. Please consult the instruction card or other information sent to you by your broker, bank, or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

2023 PROXY STATEMENT
If you are a stockholder of record, your shares will be voted by the management proxy holder in accordance with the instructions on the proxy card you submit. For stockholders who have their shares voted by submitting a proxy, the management proxy holder will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

CAN I REVOKE MY PROXY OR CHANGE MY VOTE?
Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is voted at the Annual Meeting by doing one of the following:
■Submitting written notice of revocation stating that you would like to revoke your proxy to Ring Energy, Inc., Attention: Travis T. Thomas, Corporate Secretary, Executive Vice President and Chief Financial Officer, 1725 Hughes Landing Blvd., Suite 900, The Woodlands, TX 77380, which must be received prior to the Annual Meeting;
■Completing, signing, and dating another proxy card with new voting instructions and returning it by mail to Ring Energy, Inc., Attention: Travis T. Thomas, Corporate Secretary, Executive Vice President and Chief Financial Officer, 1725 Hughes Landing Blvd., Suite 900, The Woodlands, TX 77380 in time to be received, in which case the later submitted proxy will be recorded and earlier proxy revoked; or
■Attending the Annual Meeting, notifying the inspector of elections that you wish to revoke your proxy, and voting your shares in person at the Annual Meeting. Attendance at the Annual Meeting without submitting a ballot to vote your shares will not revoke or change your vote.
If you are a beneficial or street name stockholder, you should follow the directions provided by your broker, bank, or other nominee to revoke your voting instructions or otherwise change your vote before the applicable deadline. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee as described in “How do I vote my shares” above.

WHAT ARE ABSTENTIONS AND BROKER NON-VOTES?
An abstention occurs when the beneficial owner of shares, or a broker, bank, or other nominee holding shares for a beneficial owner, is present, in person or by proxy, and entitled to vote at a stockholder meeting, but fails to vote or voluntarily withholds its vote for any of the matters upon which the stockholders are voting.
If you are a beneficial owner and hold your shares in “street name,” you will receive instructions from your broker, bank, or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE American LLC (the “NYSE American”). There are non-discretionary matters for which brokers, banks, and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. If a broker, bank, or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the broker, banker, or other nominee should vote your shares, then the broker, bank, or other nominee indicates it does not have authority to vote such shares on its proxy and a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.
If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), Proposal 3 (Plan Amendment) and Proposal 4 (Advisory Vote on Executive Compensation), and your shares will be considered broker non-votes with

RING ENERGY
respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will have discretionary authority to vote your shares with respect to Proposal 2 (Charter Amendment) and Proposal 5 (Ratification of Grant Thornton).

WHAT VOTE IS REQUIRED FOR THE PROPOSALS TO BE APPROVED?
■Proposal 1 (Election of Directors): To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. The director nominees who receive the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
■Proposal 2 (Charter Amendment): Approval of the Charter Amendment requires the affirmative vote of a majority of the outstanding voting power. Brokers will have discretionary authority to vote on Proposal 2 and, accordingly, there will be no broker non-votes for this proposal. Abstentions will have the affect of a vote against this proposal.
■Proposal 3 (Plan Amendment): Approval of the Plan Amendment requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Broker non-votes and abstentions will not affect the outcome of this proposal.
■Proposal 4 (Executive Compensation): To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory vote will be approved if it receives the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Broker non-votes and abstentions will not affect the outcome of this proposal.
■Proposal 5 (Ratification of Grant Thornton): Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Brokers will have discretionary authority to vote on Proposal 5 and, accordingly, there will be no broker non-votes for this proposal. Abstentions will not affect the outcome of this proposal.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?
Our Board unanimously recommends a vote:
■FOR each of the nominees for director;
■FOR the Charter Amendment;
■FOR the Plan Amendment;
■FOR non-binding, advisory approval of named executive officer compensation; and
■FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

2023 PROXY STATEMENT
WHAT HAPPENS IF I PROVIDE MY SIGNED PROXY BUT DO NOT SPECIFY HOW I WANT MAY SHARES TO BE VOTED, OR IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?
If you provide us your signed proxy but do not specify how to vote, we will vote your shares as follows:
Proposal 1. FOR the election of each director nominee;
Proposal 2. FOR the Charter Amendment;
Proposal 3. FOR the Plan Amendment;
Proposal 4. FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
Proposal 5. FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
As of the date of this proxy statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the proxy holder will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?
The Board is providing these Proxy Materials to you in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. We will bear all expenses of soliciting proxies. We have engaged Broadridge Financial Solutions, Inc. to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. Directors, officers, and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with any solicitation. In addition, we may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

MAY I PROPOSE ACTIONS FOR CONSIDERATION AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?
You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Stockholder Proposals and Director Nominations for the 2024 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

RING ENERGY
OUR 2022 PERFORMANCE HIGHLIGHTS
Our multi-faceted initiatives throughout 2022 significantly contributed to our financial performance for the year. Key highlights included:

$138.6 MM	$195.2 MM
Net income	Adjusted EBITDA[1]

$34.8 MM	$197.0 MM
Free Cash Flow[1]	Net Cash Provided by Operating Activities

12,364 Boe/D	$10.57
Net Sales per day	Lease Operating Expenses per BOE[2]
(1) A non-GAAP financial measure; see the end of this document for reconciliations to the most comparable GAAP financial measures.
(2) Lease operating expenses divided by total barrels of oil equivalent sold during the same period.

2023 PROXY STATEMENT
Through our strategic efforts designed to drive financial stability and improve the balance sheet, we:

Increased revenues by 77% from 2021 levels	Grew adjusted net income[1] to $107.5 million – a 251% increase year-over-year	Successfully drilled and completed 32 wells

Generated free cash flow[1] of $34.8 million (including generating free cash flow every quarter during 2022)	Paid down $37 million of borrowings on bank credit facility, since the closing of the Stronghold Acquisition on August 31, 2022

We ended 2022 with an increase in proved reserves to 138.1 million barrels of oil equivalent (“MMBoe”) from 77.8 MMBoe at year-end 12/31/2021:
■Additions, improved well performance and technical revisions led to net upward revisions of 64.8 MMBoe;
■Reduced for production of 4.5 MMBoe.

(1) A non-GAAP financial measure; see the end of this document for a reconciliation to the most comparable GAAP financial measure.

RING ENERGY
OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)
We are focused on creating long-term value for our stockholders and fostering a culture that is steadfast on environmental sustainability, operational safety, social responsibility and sound corporate governance.
In 2021, we created an ESG Task Force that is comprised of management representatives from Health, Safety & Environmental (“HSE”), Operations, Legal, Human Resources, Investor Relations and Finance. The task force is charged with the responsibility to monitor the Company’s adherence to our ESG standards and formally communicate their findings on an ongoing basis to our CEO and the Board. We published our detailed inaugural ESG sustainability report in 2021 and published a follow-up sustainability report in 2022 (the "2022 ESG Sustainability Report"). Included in our sustainability reports is a discussion of our steadfast efforts to disclose our ESG performance record, as applicable, and discuss our plans to drive further alignment in the future with the various reporting frameworks as we continue our ESG reporting journey. Our 2022 ESG Sustainability Report may be found on our website at https://ringenergy.com/sustainability. The information on, or that can be accessed through our website, is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement.
In the creation of our ESG sustainability reports to date, we have consulted the Sustainability Accounting Standards Board’s (“SASB”) Oil and Gas Exploration and Production Sustainability Accounting Standard, the recommendations of the Task Force on Climate- related Financial Disclosures (“TCFD”), the Sustainable Development Goals (“SDGs”) promulgated by the United Nations, and other reporting guidance from industry frameworks and standards.

ENVIRONMENTAL
We are committed to protecting and preserving the environment in all aspects of our business, including production operations, well work programs, and decommissioning activities. Our policies and procedures are designed to meet or exceed adherence with all federal, state and local regulations, and we expect our contractors to have similar programs in place. Our efforts to minimize our operational impact are multi-faceted, including reducing greenhouse gas (“GHG”) and air emissions, minimizing the use of freshwater, preventing spills, safeguarding local water supplies and minimizing waste. Our ongoing environmental programs are designed to not only reduce our operational impacts but also improve efficiency, lower costs and reduce risk, which promotes the long-term sustainability of our business, while enhancing our relationships with the communities in which we operate.

2023 PROXY STATEMENT

SOCIAL
We strive to attract, develop and retain a highly qualified workforce in the industry as we recognize our future success is a direct result of their efforts. As such, we provide a competitive compensation and comprehensive benefits program, as well as a positive work environment designed to drive a culture of safety and innovation. We are also committed to continuously providing an inclusive, safe and secure work environment where all of our employees can be respected, valued, and successful in pursuing their goals, all while contributing to the Company’s success. We will continue to promote honesty and integrity in all interactions with our employees and actively support the communities in which we operate with both our time and resources. We recognize and appreciate the ongoing efforts of our employees in their personal commitments from both a time and financial perspective in enhancing the quality of life in our local communities.
As of December 31, 2022, we had 98 full-time employees as well as a diverse group of independent contractors who assist our full-time staff in a range of areas including geology, engineering, land, accounting, and field operations, as needed. None are represented by labor unions or covered by any collective bargaining agreements.

Diversity and Inclusion
The unique backgrounds and experiences of our employees help to develop a wide range of perspectives that lead to better solutions. Our staff’s diversity is reflected in our full-time employees where 24% are women and approximately 49% represent minorities, as of December 31, 2022.
The majority of our employees are citizens of the United States, with a few retaining dual citizenships in other countries. The employees who are not U.S. citizens are legally registered to live and work here and the Company is committed to helping those employees retain their ability to remain in the U.S. and continue their employment.

GOVERNANCE
We leverage sound corporate governance practices that promote accountability and good decision making, which is a key tenet to our long-term success and sustainability. Our Board and its committees are responsible for our strategy and governance and these practices depend on our guiding principle to conduct our business in accordance with appropriate legal and ethical standards, and with honesty and integrity. We expect all employees across the organization to exemplify these principles as they conduct their work activities and appreciate their collective efforts in this regard.

RING ENERGY
BOARD COMPOSITION AND EXPERIENCE

8 MEN 1 WOMAN DIVERSITY BY GENDER

7 INDEPENDENT 2 NOT INDEPENDENT DIVERSITY BY INDEPENDENCE

DIVERSITY BY TENURE Years

DIVERSITY BY AGE Average Age: 63

2023 PROXY STATEMENT
PROPOSAL 1:
ELECTION OF DIRECTORS
At the Annual Meeting, the stockholders will elect nine directors to serve on our Board until the 2024 annual meeting or until their successors are duly elected and qualified. Upon the recommendation of the Nominating, Environmental, Social, and Governance (“NESG”) Committee of the Board, our Board has nominated as directors the following nine individuals, each of whom is presently serving as a director.

DIRECTORS
The following table sets forth the names, ages, and titles, as of April 21, 2023, of each of our directors:

NAME	AGE	POSITION
Management Directors
Paul D. McKinney	64	Chairman of the Board of Directors and Chief Executive Officer
Non-Independent Directors
Roy I. Ben-Dor	40	Director
Independent Directors
Anthony B. Petrelli	70	Lead Director
John A. Crum	71	Director
David S. Habachy	47	Director
Richard E. Harris	70	Director
Thomas L. Mitchell	63	Director
Regina Roesener	63	Director
Clayton E. Woodrum	83	Director

We did not pay any third-party fees to assist in the process of identifying or evaluating candidates. Each nominee is currently a director on our Board. Messrs. Woodrum and Petrelli joined the Board in January 2013. Ms. Roesener joined the Board in September 2019. Messrs. McKinney, Mitchell, Crum and Harris joined the Board in October 2020. Messrs. Ben-Dor and Habachy joined the Board in September 2022.
Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve on our Board if elected. Stockholders may not cumulate their votes in the election of our directors. We have no reason to believe that the nominees will be unable or unwilling to serve if elected; however, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board.

RING ENERGY

BOARD COMMITTEES

Audit Committee	Compensation Committee	Nominating, Environmental, Social, and Governance Committee	Committee Chairperson	Lead Independent Director

2023 PROXY STATEMENT

Paul D. McKinney joined Ring on October 1, 2020 and his most recent role prior to joining the Company was President, CEO & Director of SandRidge Energy (NYSE:SD)(“SandRidge”). He accepted the post in January 2019 and continued there eleven months before resigning in December 2019. Prior to SandRidge, Mr. McKinney was President & Chief Operating Officer for Yuma Energy, Inc. (NYSE American:YUMA)(“Yuma”) since April 2017 after serving as Yuma’s Executive Vice President and Chief Operating Officer since October 2014. Mr. McKinney served as a petroleum engineering consultant for Yuma’s predecessor from June 2014 to September 2014 and for Yuma from September 2014 to October 2014. Yuma filed for protection under federal bankruptcy laws in April 2020. Mr. McKinney served as Region Vice President, Gulf Coast Onshore, for Apache Corporation (NYSE:APA)(“Apache”) from 2010 through 2013, where he was responsible for the development and all operational aspects of the Gulf Coast region for Apache. Prior to his role as Region Vice President, Mr. McKinney was Manager, Corporate Reservoir Engineering, for Apache from 2007 through 2010. From 2006 through 2007, Mr. McKinney was Vice President and Director, Acquisitions & Divestitures for Tristone Capital, Inc. Mr. McKinney commenced his career with Anadarko Petroleum Corporation (NYSE:APC)(“Anadarko”) and held various positions with Anadarko over a 23 year period from 1983 to 2006, including his last title as Vice President of Reservoir Engineering, Anadarko Canada Corporation. Mr. McKinney was a member of the board of directors for Pro-Ject Holdings, LLC a privately owned oil field chemical services company where his service ended December 31, 2021. He co-authored paper number SPE-75708-MS: Applied Reservoir Characterization for Maximizing Reserve Growth and Profitability in Tight Gas Sands: A Paradigm Shift in Development Strategies for Low-Permeability Gas Reservoirs. Mr. McKinney entered the United States Air Force upon graduating from high school and continued in the United States Air Force Reserves while attending college. Mr. McKinney attended Louisiana Tech University and graduated with a Bachelor of Science degree in Petroleum Engineering in 1983.

Effective October 1, 2020, Mr. McKinney was appointed to the Board to fill a vacancy created from the resignation of prior directors. At that time, Mr. McKinney was appointed as Chairman of the Board and as Chief Executive Officer. Mr. McKinney was elected to the Board by the stockholders at the 2020 annual stockholders’ meeting.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. McKinney should serve as director include his 39 years of experience in the oil and gas industry; his extensive experience in advanced reservoir engineering and economic evaluations, strategic planning, and pursuing strategic transactions; his corporate governance, compliance, and risk management experience; and his experience as a director of public and private companies.

Paul D. McKinney Chairman of the Board of Directors and Chief Executive Officer Age: 64 Director Since: 2020

RING ENERGY

Anthony B. Petrelli served from 2010 to 2022 as President, Chairman and Director of Investment Banking Services of NTB Financial Corporation, a Denver, Colorado based financial services firm founded in 1977. Since the beginning of 2023, Mr. Petrelli has served as a registered representative and financial consultant with Momentum Independent Network, a FINRA member firm. Beginning his career in 1972 in the investment industry, Mr. Petrelli has extensive experience in the areas of corporate finance, underwriting, management, operations, sales, and trading. He has served on numerous regulatory and industry committees including service on the FINRA (previously “NASD”) Corporate Finance Committee, FINRA National Adjudicatory Council (Vice Chairman), FINRA Small Firm Advisory Board, and Chairman of the FINRA District Business Conduct Committee for District 3. Mr. Petrelli has also served as an Arbitrator for FINRA dispute resolution. Additionally, since 2016 Mr. Petrelli has served as a director and member of the audit committee for Sensus Healthcare, Inc. (NASDAQ:SRTS), a medical device company. He has also served on several other public company boards including director and member of the audit committee of Arena Resources Inc. (NYSE:ARD), an oil and gas exploration, development and production company, and director of Natural Gas Services Group (NYSE:NGS), a provider of natural gas compression equipment and services to the energy industry. Mr. Petrelli has also served as an advisory director on several other public company boards. In addition to his career in the investment industry, Mr. Petrelli served on the board of directors of Southwest Counseling Associates, a Denver, Colorado based professional counseling firm. Mr. Petrelli established Equinox Counseling LLC in 2012, and is a Licensed Professional Counselor (LPC), a National Certified Counselor (NCC) and an Approved Clinical Supervisor (ACS). Mr. Petrelli received his Bachelor of Science degree in Business (Finance) and his Master of Business Administration (MBA) degree from the University of Colorado. In addition, he received his Master of Arts degree in Counseling from Denver Seminary.
The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Petrelli should serve as director include his experience and expertise in financial and business matters with significant involvement in corporate governance and financial matters; his service on the FINRA Corporate Finance Committee, the NASD Small Firm Advisory Board and as Chairman of the FINRA District Business Conduct Committee; and his board experience.

Anthony B. Petrelli Lead Independent Director Age: 70 Director Since: 2013
Board Committees:

2023 PROXY STATEMENT

Roy I. Ben-Dor joined Warburg Pincus, LLC in 2011. He has been a Managing Director at Warburg since January 2020. He was a Principal at Warburg from 2016 through 2019. Previously, he worked at McKinsey & Company in New York. He is a Director of Artis Exploration, Citizen Energy, Eco Material Technologies, Stronghold Energy II Operating, LLC, Viridi Energy and Zenith Energy. He also works with ClimeCo, Gradiant Corporation, Montana Renewables, and Terra Energy Partners. Mr. Ben-Dor received a BA cum laude in Psychology and Economics with Distinction from Duke University, a JD magna cum laude from Harvard Law School and an MBA with High Distinction (“Baker Scholar”) from Harvard Business School.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Ben-Dor should serve as director include his experience and expertise in energy company management.

Roy I. Ben-Dor Director Age: 40 Director Since: 2022

RING ENERGY

John A. Crum is managing partner of JAC Energy Partners, LLC, formed to provide advice to companies and individual investors in oil and gas exploration and production. He has been involved with worldwide oil and gas development for more than 40 years. Mr. Crum currently serves as a director for: Forty Acres Energy, LLC, an oil company developing Permian Basin waterflood assets. He served as chief executive officer and director of Midstates Petroleum Company Inc. (NYSE:MPO), from 2011 to 2014. From 1995 to 2011, Mr Crum served in a variety of executive roles for Apache Corporation (NYSE:APA), including co-chief operating officer and president, North America, president Apache Canada Ltd., managing director Apache North Sea (UK), managing Director Apache Energy Ltd. (Australia), and executive vice president for Eurasia and worldwide new ventures. Earlier in his career, Mr. Crum held positions of responsibility at Aquila Energy Corporation, Pacific Enterprises Oil Company, and Southland Royalty Company. He began his career with Conoco in 1975. He has previously served as a director of several public and private companies including the midstream MLP, Midcoast Energy Partners, LP; exploration and production company, Crestone Peak Resources; rotorcraft services supplier, CHC Helicopter; and for the biofuels technology company, Coskata Inc. Mr. Crum has been active with industry groups serving on the boards of the Australian Petroleum Production and Exploration Association (APPEA), UK Offshore Operators Association (UKOOA), and Canadian Association of Petroleum Producers (CAPP) during assignments in those countries. He holds a Bachelor of Science degree in petroleum engineering from the New Mexico Institute of Mining and Technology.
The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Crum should serve as a director include his significant worldwide oil and gas experience; and his prior executive and Board experience.

John A. Crum Independent Director Age: 71 Director Since: 2020
Board Committees:

2023 PROXY STATEMENT

David S. Habachy served as a Managing Director on the energy team of Warburg Pincus from 2017 until July 2022. Previously, Mr. Habachy served as Managing Director and member of the Investment Committee of the Kayne Anderson Energy Funds. Additionally, Mr. Habachy served on numerous boards of oil and gas E&P domestic and international companies during his tenure in private equity. Prior to entering into private equity in 2008, Mr. Habachy spent 10 years in asset management, operations and consulting in the upstream E&P business. He started his petroleum engineering career at Arco/Vastar in 1998. Mr. Habachy serves on the Board of Directors of Earthstone Energy, Inc., a company with a class of equity securities registered under the Exchange Act. Additionally, Mr. Habachy currently serves on the Investment Committee Board for Memorial Hermann Health System and is a board member of the Houston Producers’ Forum. Mr. Habachy holds a B.S. in Chemical Engineering and an MBA degree with George Kozmetsky highest honors distinction from The University of Texas at Austin.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Habachy should serve as a director include his extensive experience in the oil and gas industry, including serving on the boards of private oil and gas exploration and production companies, and his serving as a managing director at Warburg makes him uniquely positioned to provide the Board with insight and advice on a full range of strategic, financial and governance matters.

David S. Habachy Independent Director Age: 47 Director Since: 2022

RING ENERGY

Richard E. Harris began his corporate career in 1981, joining The Standard Oil Company of Ohio (“SOHIO”) in the Treasury Department. SOHIO was acquired by British Petroleum plc (“BP”) in 1987. Mr. Harris continued to be assigned challenging positions with increasing responsibility within BP Finance and BP America Finance. Mr. Harris’ achievements earned him a two year assignment in Belgium as a member of a team charged with integrating finance functions across Europe into BP Oil Europe in Brussels. In 1995, Mr. Harris left BP to join Compaq Computer Corporation in a newly created position where Mr. Harris developed and enhanced the company’s global capabilities in corporate finance, financial planning, M&A pre-close analysis and post close evaluation as well as global treasury management. Compaq promoted Mr. Harris to Assistant Treasurer, Global Treasury in 1999. In 2003, Mr. Harris joined Cummins Inc.’s executive team as Vice President, Treasurer and led initiatives to develop best in class global treasury processes and procedures. Mr. Harris was also secretary of the Finance Committee of the Cummins Board of Directors and collaborated with the Board members on a frequent basis. Mr. Harris established a world class global treasury organization which supported the Cummins’ businesses in 198 countries worldwide. Mr. Harris was promoted to Vice President, Chief Investment Officer in 2008. Mr. Harris’ team successfully developed, implemented and provided oversight for processes to source, evaluate, and execute the company’s strategic acquisitions, investments, and joint ventures. In 2015, Mr. Harris retired to Austin, Texas. In February, 2022, Mr. Harris joined the Board of Directors of Longhorn Village, a private senior living facility in Austin, TX. Mr. Harris received a Bachelor of Science in Mathematics and Master of Business Administration from John Carroll University.
Subsequent to Mr. Harris’ appointment to the Board in 2020, he joined the board of directors of BPH Holding Co. Inc. ("BPH") and its Austin, Texas subsidiary, Longhorn Village. BPH is a not-for-profit company that focuses on the development and management of senior living living communities in Texas. Mr. Harris currently serves on the strategic planning committee of the BPH Board.
The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Harris should serve as a director include his significant worldwide business experience; and his prior executive and Board experience.

Richard E. Harris Independent Director Age: 70 Director Since: 2020
Board Committees:

2023 PROXY STATEMENT

Thomas L. Mitchell is a strategic finance leader with a record of driving growth in energy business models as the chief financial officer of both large and small companies in the oil and gas industry. He has had a career of strong Fortune 500 experience with exploration and production companies, and broad energy exposure with offshore drilling and midstream gathering and marketing companies. In his last position as EVP and Chief Financial Officer of Devon Energy Corporation (NYSE:DVN) from 2014 to 2017, Mr. Mitchell led the finance and business development organizations, and also helped the company successfully strengthen its asset quality through strategic acquisitions. Previously, Mr. Mitchell served as EVP and Chief Financial Officer and a member of the board of directors of Midstates Petroleum Company (now NYSE:AMPY), a private equity-funded exploration and production company. While there, Mr. Mitchell helped lead the initial public offering listing of the company on the New York Stock Exchange in 2012. From November 2006 to September 2011, Mr. Mitchell was the Senior Vice President, Chief Financial Officer of Noble Corporation (NASDAQ:NEBLQ), a publicly-held offshore drilling contractor for the oil and gas industry. Following his formal education, Mr. Mitchell began his career in public accounting with Arthur Andersen & Co. where he practiced as a CPA (currently inactive), then, in 1989 entered the oil and gas industry at Apache Corporation (NYSE:APA) where he spent eighteen years in various finance and commercial roles, the last being Vice President and Controller. Mr. Mitchell currently serves on the board of EPIC Midstream Holdings GP, LLC, a private midstream crude and NGL infrastructure company. He previously served on the board of directors of Hines Global REIT, Inc., a public real estate investment trust, Sundance Energy, Inc. (OTC MKTS:SNDEQ), a public exploration and production company, and EnLink Midstream Partners, LP and EnLink Midstream, LLC (NYSE:ENLC). Mr. Mitchell graduated from Bob Jones University with a B.S. in Accounting.
The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Mitchell should serve as a director include his significant financial background; his public accounting experience; his prior performance of chief financial officer functions for both public and private companies; and his board experience.

Thomas L. Mitchell Independent Director Age: 63 Director Since: 2020
Board Committees:

RING ENERGY

Regina Roesener served as the Chief Operating Officer, Director of Corporate Finance and a member of the board of directors of NTB Financial Corporation (“NTB”), a member firm of FINRA and also a Registered Investment Advisor with the SEC from 1990 to 2022. During her more than 30-year tenure at NTB, Ms. Roesener was involved in the capital raising efforts for numerous public and private companies, many of which were in the energy sector, collectively raising more than $300 million. This involved working closely with executive management of the issuing company to develop and deliver their investor presentations and road shows, utilizing long-standing strategic relationships with participating FINRA member firms. In addition, in her position at NTB, Ms. Roesener was responsible for the management of an internal market broker for a large, SEC registered public company, where she facilitated more than $500 million in transactions over 15 years. She has served as a board member of the National Investment Bankers Association and as a member of Women in Syndicate Association and has served as a board member for the Denver chapter of the March of Dimes. She is a member of the National Association of Corporate Directors and the Institute for Excellence in Corporate Governance. Ms. Roesener received her Bachelor of Science degree in Education from the University of Colorado in 1982. Ms. Roesener completed the Wharton Executive Education-Corporate Governance Certificate Program in 2022.
The particular experience, qualifications, attributes, and skills that led our Board to conclude that Ms. Roesener should serve as director include her experience and knowledge in the areas of corporate finance and capital markets, which the Board believes will provide valuable insight and assistance in the future growth of the Company.

Regina Roesener Independent Director Age: 63 Director Since: 2019
Board Committees:

2023 PROXY STATEMENT

Clayton E. Woodrum, CPA, ABV, CVA, is a founding partner of Woodrum, Tate & Associates, PLLC, a Certified Public Accounting firm registered in the State of Oklahoma. Mr. Woodrum provides tax, accounting, and consulting to a wide range of privately held businesses. In addition to these services, Mr. Woodrum also provides chief financial officer services to a number of privately held businesses. Mr. Woodrum also provides business valuation services, litigation support (including, financial analysis, damage reports, depositions, and testimony), estate planning, financing techniques for businesses, asset protection vehicles, sales and liquidation of businesses, and debt restructuring. His current clients include several privately held oil and gas exploration and production companies to which he provides tax and accounting advice. In his 50 years of financial experience, Mr. Woodrum has served as the Partner in Charge of a Tax Department of Peat, Marwick, Mitchell and Co., (now KPMG). He also served as the Chief Financial Officer of Bank of Oklahoma Corp. (NASDAQ:BOKF) and Bank of Oklahoma, NA, a publicly held bank holding company and national bank. Prior to joining the board of Ring Energy, Inc. Mr. Woodrum served on the board of Arena Resources, Inc. and as Chairman of the audit committee of Arena. Mr. Woodrum received his Bachelor of Science in Business Administration and Accounting from Kansas State University.

The particular experience, qualifications, attributes, and skills that lead our Board to conclude that Mr. Woodrum should serve as a director include his significant financial background; his public accounting and tax experience; and his prior performance as a director and CFO functions for both public and private companies.

Clayton E. Woodrum Independent Director Age: 83 Director Since: 2013
Board Committees:

BOARD RECOMMENDATION ON PROPOSAL
The Board unanimously recommends a vote FOR the election of each of the director nominees named above. The management proxy holder will vote all properly submitted proxies FOR election of each director unless properly instructed otherwise.

RING ENERGY

CORPORATE GOVERNANCE AND OUR BOARD
CORPORATE GOVERNANCE HIGHLIGHTS

RELATING TO THE BOARD
✓ Annual elections of the entire Board	✓ Dedication to continuing director education
✓ Majority independent directors	✓ Dedication to diversity on the Board
✓ Annual evaluations of the Board, each committee, and each director	✓ Designated Lead Independent Director
✓ Insider trading policy that prohibits hedging, pledging, and margin transactions in Company securities	✓ Board committees comprised entirely of independent directors
✓ Maintains corporate governance guidelines	✓ Board oversees environmental, social, and governance practices
✓ Company adopted Annual Say-On-Pay voting	✓ Board oversees succession planning for the CEO and executive officer positions
✓ Adopted director overboarding policy	✓ Adopted officer and director stock ownership guidelines

RELATING TO STOCKHOLDER RIGHTS
✓ Equal voting rights among all stockholders	✓ All stockholders entitled to vote on all director nominees
✓ Ability of stockholders to call a special meeting (at a 10% threshold)	✓ No poison pill or similar plan
✓ Ability of stockholders to act by written consent	✓ No supermajority voting requirements

We maintain a corporate governance section on our website that contains copies of the charters for the committees of our Board. The corporate governance section may be found at https://ringenergy.com/investors/corporate-governance. The charters for each of the Board’s committees will be provided to any person without charge, upon request. Requests may be directed to Ring Energy, Inc., Attention: Travis T. Thomas, Corporate Secretary, Executive Vice President and Chief Financial Officer, 1725 Hughes Landing Blvd., Suite 900, The Woodlands, TX 77380, or by calling (281) 397-3699.
Also available on our website under the corporate governance section or the sustainability section are copies of our Corporate Governance Guidelines, Code of Ethics, Code of Business Conduct and our 2022 ESG Sustainability Report. We have adopted a Code of Ethics that applies to our Chief Executive Officer, Executive Vice Presidents, and Chief Financial Officer, as well as the principal accounting officer or controller, or persons performing similar functions, to ensure high standards of ethical conduct and fair dealing. Our 2022 ESG Sustainability Report discusses a wide range of our business practices and procedures designed to help promote workplace safety, health of our stakeholders, sound environmental practices, protection of human rights and honest and ethical conduct. The Code of Business Conduct covers standards for professional conduct, including, among others, conflicts of interest, insider trading, protection, proper use of confidential information and Company assets, and compliance with the laws and regulations applicable to the Company’s

2023 PROXY STATEMENT
business. Finally, we have adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities.
The information on, or that can be accessed through our website, is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement.
OUR BOARD
Our Board currently consists of nine members. Our Articles of Incorporation and Bylaws provide for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified.
Our Board held seven meetings during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, no directors attended fewer than 75% of the total number of meetings of our Board and committees on which that director served.
We encourage, but do not require, our directors to attend our annual meetings of stockholders. At our last annual meeting of stockholders, all then serving members of our Board attended either in person or by video conference participation.
BOARD LEADERSHIP STRUCTURE
The Chairman of the Board is selected by the members of the Board. Our Board of Directors does not have a policy as to whether the roles of Chairman of the Board of Directors and Chief Executive Officer should be separate or combined. Currently, the positions of Chairman of the Board and Chief Executive Officer are currently held by Paul D. McKinney. The Board has determined that the current structure is effective in allowing Mr. McKinney to draw on his knowledge of the operations of our business and industry developments to provide leadership on the broad strategic issues considered by the Board. At the same time, the appointment of a Lead Independent Director with clearly defined responsibilities and authority, along with the Board’s fully independent committees and substantial majority of independent directors, establishes an effective balance between management leadership and appropriate oversight by independent directors. Anthony B. Petrelli currently serves as the Lead Independent Director. Periodically, our NESG Committee assesses these roles and the board leadership structure to ensure the interests of Ring and its stockholders are best served.
LEAD INDEPENDENT DIRECTOR
In 2021, we amended our Bylaws to provide for the election of a Lead Independent Director.
Duties of the Lead Independent Director
■Presides at all meetings of the Board at which the Chairman is not present and all executive sessions of the independent directors;
■Acts as advisor to CEO and direct liaison between CEO and independent directors;
■Plans, reviews, and approves Board meeting agendas and information presented to the Board;
■Calls meetings of the independent directors as appropriate;

RING ENERGY
■Contributes to annual CEO performance review and assists with succession planning;
■Consults the NESG Committee on the Board’s evaluation process;
■Consults with the Audit Committee regarding internal controls and audit matters;
■Consults with the Compensation Committee regarding CEO, executive and employee compensation;
■Participates in consultations and direct communication with major stockholders and their representatives when appropriate; and
■Performs such other duties as the Board may determine from time to time.

Key Attributes of the Lead Independent Director
The Lead Independent Director is selected from among the independent directors. The NESG Committee and management discuss candidates for the Lead Independent Director position, and consider many of the same types of criteria as candidates for the chair of other Board committees including:
■Tenure;
■Previous service as a Board committee chair;
■Diverse experience;
■Participation in and contributions to activities of the Board; and
■Ability and willingness to commit adequate time to the role.
ANNUAL BOARD EVALUATION
The NESG Committee is responsible for the Board evaluation process. In each fiscal year, the NESG Committee requests that the chairman of each committee report to the full Board about such committee’s annual evaluation of its performance and evaluation of its charter. In addition, the NESG Committee receives comments from all directors and reports to the full Board with an assessment of the Board’s and management’s performance each fiscal year. In conducting its annual evaluation, our Board has utilized written questionnaires to solicit feedback on committee and board effectiveness, agenda topics and materials, appropriate delegation of issues to committees, and the appropriateness of board and committee materials. The NESG Committee’s review process also includes an annual director self-evaluation that prompts each director to reflect and comment on his or her own individual performance and contributions to the Board and the Company.
DIRECTOR ORIENTATION AND CONTINUING EDUCATION
Our Board takes measures as it deems appropriate to ensure that its members may act on a fully informed basis. The NESG Committee evaluates general education and orientation programs for our directors. Newly appointed directors are required to become knowledgeable about the responsibilities of directors for publicly traded companies. In addition, we provide our directors with information regarding changes in our business and industry as well as the responsibilities of the directors in fulfilling their duties.

2023 PROXY STATEMENT

BOARD INDEPENDENCE
As required under the listing standards of the NYSE American, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. The standards relied upon by the Board in determining whether a director is “independent” are those set forth in the rules of the NYSE American. The NYSE American generally defines the term “independent director” as a person other than an executive officer or employee of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Because the Board believes it is not possible to anticipate or provide for all circumstances that might give rise to conflicts of interest or that might bear on the materiality of a relationship between a director and the Company, the Board has not established specific objective criteria, apart from the criteria set forth in the NYSE American rules, to determine “independence.” In addition to the NYSE American criteria, in making the determination of “independence”, the Board considers such other matters including, without limitation, (i) the business and non-business relationships that each independent director has or may have had with the Company and its other directors and executive officers, (ii) the stock ownership in the Company held by each such director, (iii) the existence of any familial relationships with any executive officer or director of the Company, and (iv) any other relevant factors which could cause any such Director to not exercise his independent judgment. Our NESG Committee evaluated all relevant transactions and relationships between each director then on the Board, and any of his or her family members, and the Company, senior management, and independent registered accounting firm. Based on this evaluation and the recommendation of our NESG Committee, our Board determined that Clayton E. Woodrum, Anthony B. Petrelli, Regina Roesener, Richard A. Harris, John A. Crum, Thomas L. Mitchell and David S. Habachy were independent directors, as that term is defined in the listing standards of the NYSE American and that Paul D. McKinney and Roy I. Ben-Dor are not independent.
Family Relationships and Involvement in Legal Proceedings
All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors or nominees for director and executive officers. In addition, there are no other arrangements or understandings between any of our directors or nominees for director and any other person pursuant to which any person was selected as a director or nominee for director.
BOARD RISK ASSESSMENT AND CONTROL
The Board considers risk oversight and management to be an integral part of its role. Our risk management program is overseen by our Board and its committees, with support from our management. Our Board utilizes an enterprise-wide approach to oil and gas industry risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is a thorough understanding of the risks the Company faces, understanding of the level of risk appropriate for our Company, and the steps needed to manage those risks effectively. The involvement of all members of the Board in setting our business strategy is a key part of their overall responsibilities and, together with management, determines what constitutes an appropriate level of risk for our Company. Our Board believes that its practice of including all members of our management team in our risk assessments allows the Board to more directly and effectively evaluate management capabilities and performance, more effectively and efficiently communicate its concerns and wishes to the entire management team and provides all members of management with a direct communication avenue to the Board.

RING ENERGY
While our Board has the ultimate oversight responsibility for the risk management process, the committees of our Board also have responsibility for specific risk management activities. In particular, the Audit Committee focuses on financial risk management, including internal controls, and oversees compliance with regulatory requirements. In setting compensation, the Compensation Committee approves compensation programs for the officers and other key employees to encourage an appropriate level of risk-taking behavior consistent with our business strategy and performance. Our Board oversees matters related to cybersecurity and the security of information technology systems.
INSIDER TRADING POLICY
Our Board has adopted an Insider Trading Policy for employees and directors to promote compliance with federal and state securities laws. The policy prohibits certain persons who are aware of material non-public information about the Company from: (i) trading in securities of the Company; or (ii) providing material non-public information to other persons who may trade on the basis of that information. When material non-public information about us may exist and may have an influence on the marketplace, a trading blackout period is placed in effect by management. In addition, our Insider Trading Policy also applies to family members, other members of a person’s household, and entities controlled by a person covered by this Insider Trading Policy. Officers, directors, and designated employees, as well as the family members and controlled entities of such persons, may not engage in any transaction in Company securities without first obtaining pre-clearance of the transaction.
Under the Insider Trading Policy, directors, executive officers and other employees are prohibited from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future securities’ price. Our Insider Trading Policy also prevents directors and executive officers from pledging our securities as collateral for loans or holding our securities in a margin account.

2023 PROXY STATEMENT
BOARD COMMITTEES
Our Board has established three standing committees, the composition and responsibilities of which are briefly described below. Our Board may establish other committees from time to time to facilitate our management.

Audit Committee	Compensation Committee	Nominating, Environmental, Social, and Governance Committee

Our Board has determined that the Compensation Committee, Audit Committee, and Nominating, Environmental, Social, and Governance Committee are comprised entirely of independent directors as required under the listing standards of the NYSE American and applicable rules and requirements of the SEC. The Board may delegate certain duties and responsibilities to the committees it establishes.

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING, ENVIRONMENTAL, SOCIAL, AND GOVERNANCE COMMITTEE
Paul D. McKinney
Anthony B. Petrelli
Roy I. Ben-Dor
John A. Crum
David S. Habachy
Richard E. Harris
Thomas L. Mitchell
Regina Roesener
Clayton E. Woodrum
Chair Member

AUDIT COMMITTEE
Pursuant to its charter, the Audit Committee’s principal functions are as follows:
■Oversee the quality, integrity and reliability of our financial statements and other financial information we provide to any governmental body or the public;
■Select, hire, and oversee our independent registered public accounting firm and to approve the compensation paid to our independent registered public accounting firm;

RING ENERGY
■Oversee our independent auditor’s qualifications, independence, and performance;
■Oversee our compliance with legal and regulatory requirements;
■Oversee our internal audit function, including oversight of our internal controls regarding finance, accounting, legal compliance and ethics;
■Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;
■Assess matters related to risk, risk controls and compliance;
■Produce the Audit Committee Report for inclusion in our annual proxy statement; and
■Perform such other functions our Board may assign to the Audit Committee from time to time.
During the 2022 fiscal year, from January through June 2, 2022, the Audit Committee was comprised of Mr. Woodrum, Mr. Mitchell, Mr. Petrelli, Ms. Roesener, Mr. Harris, and Mr. Crum, with Mr. Woodrum acting as the Chair. After June 2, 2022, the Audit Committee was comprised of Messrs. Woodrum, Harris, Mitchell, and Petrelli, and Ms. Roesener, with Mr. Woodrum acting as the Chair. Each of Messrs. Woodrum, Crum, Harris, Petrelli and Mitchell, and Ms. Roesener qualify as “independent directors” in accordance with the applicable regulations of the NYSE American definition of independent director set forth in the Company Guide, Part 8, Sections 803(A) and meet the more stringent requirements for members of a listed company’s audit committee set forth in Section 803(B)(2) to the Company Guide. Our Board has further determined that each of Ms. Roesener and Messrs. Woodrum, Mitchell and Petrelli meet the requirements of an “audit committee financial expert” as defined in Item 407 of Regulation S-K promulgated by the SEC.
The Audit Committee met six times during the fiscal year ended December 31, 2022. At each meeting, the Audit Committee was given the opportunity to meet in executive session separately with and our independent registered public accounting firm without management present.
COMPENSATION COMMITTEE
Pursuant to its charter, the Compensation Committee’s principal functions are as follows:
■Make recommendations regarding the compensation of the Chief Executive Officer;
■Approve, after considering the recommendation of the CEO, the compensation of the named executive officers;
■Review our compensation practices and policies to ensure that they provide appropriate motivation for corporate performance and increased stockholder value;
■Oversee the administration of the Company’s stock and incentive compensation programs;
■Make recommendations to the Board regarding the adoption, amendment, or termination of equity compensation programs;
■Approve the adoption, amendment, and termination of incentive compensation and deferred compensation programs for our employees;

2023 PROXY STATEMENT
■Oversee the administration of our compensation plans and programs for employees and non-employees and directors;
■Periodically review human resource issues relating to the Company’s policies and practices with respect to workforce diversity and equal employment opportunities;
■Annually review a risk assessment of the Company’s compensation policies and practices; and
■Perform such other functions as the Board may assign to the Compensation Committee from time to time.
In accordance with the rules of the NYSE American, the compensation of our Chief Executive Officer is recommended by the Compensation Committee to the Board (in a proceeding in which the Chief Executive Officer does not participate). Compensation for all other officers is recommended by the Chief Executive Officer for determination by the Compensation Committee.
The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.
The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer, or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has the sole authority to approve any consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. The Compensation Committee retained an independent compensation consultant for the fiscal year ended December 31, 2022.
During the 2022 fiscal year, from January through June 2, 2022, the Compensation Committee was comprised of Messrs. Crum, Woodrum, Mitchell, Harris, and Petrelli, and Ms. Roesener, with Mr. Crum acting as the Chair. After June 2, 2022, the Compensation Committee was comprised of Messrs. Crum, Woodrum, Mitchell, and Petrelli, with Mr. Crum acting as the Chair. Each member of the Compensation Committee during the fiscal year ended December 31, 2022 was an “independent director” as defined in the applicable rules of the NYSE American and the SEC. The Compensation Committee held three meetings during the fiscal year ended December 31, 2022.
NOMINATING, ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE
Pursuant to its charter, the Nominating, Environmental, Social, and Governance Committee’s (the "NESG Committee") principal functions are as follows:
■Identify and recommend qualified candidates to the Board for nomination as members of the Board and its committees;
■In the event there is a vacancy on the Board, identify individuals that the committee believes are qualified to become directors in accordance with the Board membership criteria set forth in the committee’s charter;
■Evaluate stockholder nominees for director submitted in accordance with our Bylaws;

RING ENERGY
■Periodically review with the Board the appropriate size of the Board and the requisite skills and characteristics of its members;
■Review the Board’s committee structure and recommend to the Board the appointment of committee members and chairs;
■Develop and recommend to the Board corporate governance principles and policies applicable to the Company;
■Develop and recommend to the Board standards to be applied in making determinations on the types of relationships that constitute material relationships between the Company and a director for purposes of determining director independence;
■Review and recommend to the Board proposed changes to the Company’s Articles of Incorporation and Bylaws;
■Overseeing ESG policies, performance and disclosure, as well as developing recommendations for the Board on emerging issues related to our industry; and
■Perform such other functions as the Board may assign to the NESG Committee from time to time.
During the 2022 fiscal year, from January through June 2, 2022, the NESG Committee was comprised of Messrs. Petrelli, Crum, Harris, Mitchell, and Woodrum, and Ms. Roesener, with Ms. Roesener acting as the Chair. After June 2, 2022, the NESG Committee was comprised of Messrs. Crum, Harris, and Petrelli, and Ms. Roesener acting as Chair. Each member of the NESG Committee during the fiscal year ended December 31, 2022, was an “independent director” as defined in the applicable rules of the NYSE American and the SEC. The NESG Committee met two times during the fiscal year ended December 31, 2022.
DIRECTOR NOMINATIONS AND QUALIFICATIONS
Under its charter, the NESG Committee identifies qualified candidates to serve as Board members as necessary to fill vacancies or the additional needs of the Board, and reviews and evaluates candidates recommended by our stockholders. The NESG Committee considers qualified candidates from several sources, including stockholder nominations. The NESG Committee may, but has not, retained an outside consultant to evaluate or assist in identifying or evaluating potential director candidates.
Any stockholders who would like to propose a nominee to the Board should submit such proposed nominee for consideration by the NESG Committee, including the proposed nominee’s qualifications, to Ring Energy, Inc., Attention: Mr. Travis T. Thomas, Corporate Secretary, Executive Vice President and Chief Financial Officer, 1725 Hughes Landing Blvd., Suite 900, The Woodlands, TX 77380. Stockholders who meet certain requirements specified in our Bylaws may also nominate candidates for inclusion in our proxy materials for an annual meeting as described in “Stockholder Proposals and Director Nominations for the 2024 Annual Meeting.” There are no differences in the manner in which the NESG Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the incumbent directors.
Whether nominated by a stockholder or through the activities of the NESG Committee, the NESG Committee seeks to select candidates who have distinguished records of leadership and success in their area of activity and who will make substantial contributions to our Board operations and effectively represent the interests of our stockholders.

2023 PROXY STATEMENT
The NESG Committee’s assessment of candidates includes, but is not limited to, consideration of: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence, and adherence to high ethical standards; (iii) relevant knowledge and diversity of background and experience in such things as the Company’s industry, and in general, business, technology, finance and accounting, marketing, international business, government, and the like; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings. A director’s qualifications in light of these criteria are considered at least each time the director is re-nominated for Board membership. The Committee also evaluates whether the candidate’s skills are complementary to the existing Board members’ skills, the Board’s needs for particular expertise in fields such as business, technology, financial, marketing, governmental, or other areas of expertise, and assess the candidate’s impact on Board dynamics and effectiveness. The Committee selects candidates that best suit the Board’s current needs and recommends one or more of such individuals to the Board. Our membership criteria and a rigorous selection process help ensure that candidates recommended to the Board will effectively represent the best interests of our stockholders.

BOARD OF DIRECTORS DIVERSITY

The Board encourages a diversity of backgrounds among its members; however, it does not have a formal diversity policy with regard to the consideration of diversity in identifying director nominees. The Board considers candidates with significant direct or indirect energy industry experience that will provide the Board as a whole with the talents, skills, diversity, and expertise to serve the long-term interests of the Company and our stockholders.

COMMUNICATIONS WITH OUR BOARD

Stockholders desiring to communicate with our Board, the independent directors, or any director in particular, may do so by mail addressed as follows: Attn: Board of Directors, Ring Energy, Inc., 1725 Hughes Landing Blvd., Suite 900, The Woodlands, TX 77380. Our Chief Executive Officer, Chief Financial Officer, or Corporate Secretary review each communication received from our stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the Board (or individual director) if the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter or the communication falls within the scope of matters generally considered by our Board.

RING ENERGY
EXECUTIVE OFFICERS
The following table sets forth the names, ages, and positions of our current executive officers as of April 21, 2023:

Marinos C. Baghdati joined Ring on October 1, 2020 as Vice President of Operations and was promoted to Executive Vice President of Operations, shortly thereafter.

Prior to joining the company, Mr. Baghdati held the position of Vice President of Operations for Sandridge Energy, Inc., in Oklahoma City, from October 2019 to June 2020. Prior to joining Sandridge Energy, Inc., Mr. Baghdati served as Production Manager for Rio Oil and Gas II, from January to September 2019, where he was responsible for Company Production Operations. Before joining Rio Oil & Gas, from May 2015 to January 2019, Mr. Baghdati held positions at Yuma Energy, Inc., starting as Operations Manager and later being promoted to Vice President of Drilling & Production, where he was responsible for coordinating all field and rig related activities. None of the companies he was employed at prior to joining the Company were affiliated with Ring Energy, Inc.

Mr. Baghdati graduated with a B.S. in Petroleum Engineering, Summa Cum Laude, from Texas Tech University in May 2002. He attended graduate school at Texas Tech University from 2003 to 2005, where he received a M.S. in Mathematics and Statistics in May 2005.

Marinos C. Baghdati Executive Vice President of Operations Age: 46

2023 PROXY STATEMENT

Stephen D. Brooks started his employment with Ring on October 1, 2020, in the capacity of Vice President of Land, Legal, Human Resources and Marketing. On November 30, 2020, he was promoted to the title of Executive Vice President of Land, Legal, Human Resources and Marketing and currently still holds that position with Ring.
From May 2019 to April 2020, he held the position of Vice President of Land, Legal, People & Culture and Corporate Services with SandRidge. Prior to employment at SandRidge, Mr. Brooks served as Vice President of Land for both Yuma Energy, Inc. from February 2016 to May 2019, and for the Gulf Coast Region of Duncan Energy Company from 2000 to 2015, where at both of these companies he was responsible for all land department functions. Prior to becoming the Vice President, Mr. Brooks was the Land Manager for the Gulf Coast Region of Duncan from 1991 to 2000.
Before spending 24 years with Duncan, Mr. Brooks was the Land Manager Gulf Coast Region for Ladd Petroleum Corporation from 1984 to 1990, when he became Ladd's Exploration Manager until 1991. Mr. Brooks also held landman positions at Patrick Petroleum Corporation, Santa Fe Energy Company and started his career in 1977 with Shell Oil Company.
Mr. Brooks is a Certified Professional Landman and a member of the American Association of Professional Landmen. Mr. Brooks holds a BBA in Petroleum Land Management from The University of Texas at Austin.

Stephen D. Brooks Executive Vice President of Land, Legal, Human Resources and Marketing Age: 68

RING ENERGY

Alexander Dyes joined Ring on October 1, 2020 and has a well-rounded background in both conventional and unconventional plays with over 16 years of multi-disciplined experience in oilfield operations, reservoir engineering, economic evaluation, capital allocation, risk assessment, strategic planning, and business development. Most recently Mr. Dyes served as Vice President - A&D at Sandridge Energy, from May 2019 to June 2020. Prior to Sandridge, he worked at Yuma Energy from late 2014 to early 2019 where he served as Vice President of A&D/Engineering from 2016 to 2019. He began his career at Apache Corporation and worked in various roles of increasing responsibility from 2007 to 2014 including his last role as a lead asset Senior Reservoir Engineer in Apache's Permian Region. During his career he has led multi-discipline teams charged with identifying upside, optimizing vertical and horizontal development programs, reducing costs, and improving returns. He has direct experience in drilling, completions, production operations and reservoir engineering in most of the U.S. major active basins and horizontal plays. Mr. Dyes is recipient of Oil & Gas Investor Hart Energy's 2022 Class of Forty under 40. He is bilingual in Spanish and brings a multicultural background as he was born and raised in Bogota, Colombia.
Mr. Dyes received a Bachelor of Science degree in Petroleum Engineering from the University of Texas at Austin with a minor in Business Foundations from McCombs School of Business.

Alexander Dyes Executive Vice President of Engineering and Corporate Strategy Age: 38

Travis T. Thomas joined Ring on October 26, 2020 in the capacity of Vice President of Finance. On March 24, 2021, he was promoted to Executive Vice President and Chief Financial Officer.

From February 2019 to October 2020, he held the position of Executive Vice President, Treasurer and Chief Accounting Officer of Paradox Resources, LLC, a private exploration, development and production company focused on the Paradox Basin of Utah and Colorado with complementary midstream assets. Prior to Paradox, Mr. Thomas served as Vice President of Finance/Controller with Yuma Energy, Inc. from February 2016 through February 2019. From March 2012 through January 2016, he held a variety of financial management roles at New Prospect Company, an oil and gas consulting firm specializing in wellsite supervision, engineering, energy services and construction, and was named Vice President of Finance in June 2015. Prior to New Prospect, Mr. Thomas held similar financial roles at Highland Oil and Gas and Equity Associates, Inc.

Mr. Thomas currently sits on the Board of Trustees of the Houston Yacht Club and the Board of Directors of the Houston Energy Finance Group.
Mr. Thomas holds a Bachelor of Business Administration degree with a major in finance from the Red McCombs School of Business at the University of Texas in Austin.

Travis T. Thomas Executive Vice President, Chief Financial Officer, Corporate Secretary & Treasurer Age: 45

2023 PROXY STATEMENT
COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion and Analysis (CD&A) section describes the compensation program for our Chief Executive Officer (CEO), Chief Financial Officer (CFO), and the three other most highly compensated executive officers serving at the end of 2022. Collectively, these executive officers are referred to as the Named Executive Officers (NEOs).

NAME	PRINCIPAL POSITION
Paul D. McKinney	Chief Executive Officer and Chairman of the Board
Travis T. Thomas	Executive Vice President, Chief Financial Officer, Treasurer & Corporate Secretary
Stephen D. Brooks	Executive Vice President of Land, Legal, Human Resources and Marketing
Marinos C. Baghdati	Executive Vice President of Operations
Alexander Dyes	Executive Vice President of Engineering and Corporate Strategy
CD&A SUMMARY
Our executive compensation programs are designed to meet the dynamic needs of our business, and align our executives with stockholders and best market practices. Decisions made with respect to the 2022 and 2023 compensation programs are in accordance with these objectives.

OVERVIEW OF EXECUTIVE COMPENSATION
In 2022, our compensation programs were designed to continue aligning our management team and employees with our strategic focus on generating free cash flow, maintaining production levels and reserves, strengthening the balance sheet by paying down debt and delivering long-term stockholder value. During 2022, our compensation programs included:

■Annual Non-Equity Incentive Plan – The Annual Incentive Plan (“AIP”) is designed to focus employees on achieving strategic and measurable financial, operational, and Health, Safety and Environmental (“HSE”) performance goals established by the Board thereby incentivizing the achievement of the Company’s most important priorities.
■Long-term Equity Incentive Plan – The Long-term Incentive Plan (“LTIP”) is designed to directly align executive management and senior level employees with stockholder outcomes and the long-term financial success of the Company.
■Competitive Total Compensation – Total executive compensation was benchmarked to a peer group of similarly-sized energy companies with the assistance of an independent compensation consultant.

RING ENERGY

■Performance-Based Compensation - Our compensation program places a substantial portion of the total compensation opportunity at-risk and contingent on Ring Energy achieving financial and operational outcomes and delivering peer-leading returns and stock price performance. 84% of CEO Target Compensation is incentive-based – with 57% of CEO target compensation linked to short- and long-term performance results.

41%	PSUs with 3-year Performance Period
27%	RSUs with 3-year vesting
16%	Target Annual Cash Bonus
16%	Base Salary

2023 PROXY STATEMENT
ADDITIONAL COMPENSATION POLICY HIGHLIGHTS

WHAT WE DO	WHAT WE DON'T DO
✓ Robust stock ownership guidelines for officers and Board members	✗ Provide excessive severance arrangements, single trigger severance benefits or excise tax gross-ups for change-in-control related termination
✓ Compensation Committee oversight of officer compensation levels, incentive plan goals and other officer compensation matters
✓ Align pay outcomes with performance achievement	✗ Allow employees or Board members to hedge Company securities or pledge Company stock as collateral on a loan
✓ Maintain a clawback policy
✓ Engage an independent compensation consultant that directly advises the Compensation Committee	✗ Provide excessive perquisites
✓ Cap incentive payouts at a maximum amount
✓ Monitor compensation-related risk for excessive risk taking potential	✗ Permit repricing of stock options without stockholder approval
✓ Engage stockholders on officer compensation matters
EXECUTIVE COMPENSATION PHILOSOPHY
Our executive compensation program is designed to achieve the following objectives:
■Emphasize pay for performance, in which Company and individual performance against preset goals are inherently linked to the amount of compensation realized by a NEO;
■Attract and retain a qualified and motivated management team by offering industry competitive opportunities and providing the majority of NEO compensation in the form of long-term incentives that vest over a three-year period;
■Incentivize NEOs and appropriately reward them for their contributions to the achievement of our key short-term and long-term strategic objectives with variable compensation; and
■Align the compensation of our NEOs with the interests of our long-term stockholders by providing 60% of the LTI mix in the form of performance-based incentives and 40% in the form of time-based RSUs.
The Compensation Committee believes that cash and equity incentive compensation payouts should align with the Company’s success in achieving financial, operating, and strategic goals. The Committee’s philosophy is that the Company should continue to use long-term incentive compensation such as Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”) to align executives’ interests with those of stockholders and should allocate a much greater portion of an executive’s compensation to long-term compensation and incentive-based compensation. The Compensation Committee reviews the performance of the Company’s executive officers throughout the year to evaluate the performance of each executive officer relative to the performance of the Company and the progress in meeting the Company’s goals and objectives.

Peer Review, Benchmarking and Compensation Consultant
The Compensation Committee retained compensation advisory services during 2022 from an independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to help refine the compensation

RING ENERGY
practices of the Company. The Compensation Committee reviewed, evaluated, and benchmarked the compensation practices of the Company versus a “compensation peer group” of companies, which include Amplify Energy Corp., Battalion Oil Corporation, Berry Corporation, Crescent Energy, Earthstone Energy, Inc., HighPeak Energy, Inc., Vital Energy, Inc. (formerly Laredo Petroleum, Inc.), Permian Resources Corporation, Ranger Oil Corporation, Riley Exploration Permian, Inc., SilverBow Resources, Inc. and W&T Offshore, Inc., all of which are in the oil and natural gas exploration and production industry. The Compensation Committee also reviewed and considered oil and gas industry compensation surveys and related materials prepared and provided by Meridian.
Role of Management
The Compensation Committee considers input from our Chief Executive Officer in making determinations regarding our executive compensation program and the individual compensation of each of the named executive officers. With the consent of our Compensation Committee, our Chairman and Chief Executive Officer consults with, and considers market-based data prepared by, Meridian. The executive officers make recommendations to the Compensation Committee regarding potential objectives for our incentive compensation and provide information to the Compensation Committee regarding the performance of the Company for the Compensation Committee’s certification of the achievement of performance objectives. The Compensation Committee makes the final determination on all elements of NEO compensation.
SAY-ON-PAY AND STOCKHOLDER ENGAGEMENT
In determining 2022 executive compensation, the Compensation Committee considered the 93% approval received from the stockholders on the say-on-pay vote at the 2021 annual meeting and continued the compensation practices developed to align executive compensation more closely with stockholders. Despite receiving favorable Say-on-Pay vote recommendations from Institutional Shareholder Services and Glass Lewis, entities that advise investors on annual proxy matters, the 2022 "Say-on-Pay" vote only received approximately 39% support. Although this was a non-binding advisory vote, the Board takes the results of this vote seriously and was disappointed with the vote outcome. Following the Say-on-Pay vote, we initiated extensive stockholder engagement to solicit stockholder feedback regarding our executive compensation programs and other matters.
What We Did - To date in 2023, we contacted over 25 stockholders that collectively, beneficially own over approximately 60% of our outstanding shares of Common Stock. We engaged directly with stockholders collectively owning approximately 43% of our outstanding Common Stock. Our Lead Independent Director and Chair of the Compensation Committee, along with members of management, participated in these engagements and discussed a variety of topics, including management and board composition, risk management, corporate governance, executive compensation, our ESG initiatives and succession planning.
What We Heard - With respect to the 2022 Say-on-Pay vote, we learned that institutional investors supported the program but some retail investors did not due to reasons unrelated to the compensation program. Stockholders consistently expressed support for our executive compensation programs, observing that these programs drive alignment of pay and performance. Stockholders did not express concerns with respect to compensation program design, and they did not suggest any compensation program changes.
What We Will Do in the Future - We expect to continue to meet with our stockholders through 2023 and beyond to discuss these issues further and will continue to take into account the results of the say-on-pay vote in the future, to ensure our executive compensation programs are aligned with the interests of our stockholders.

2023 PROXY STATEMENT

EXECUTIVE COMPENSATION PROGRAM ELEMENTS FOR 2022
Performance Objectives and Goals
As described in more detail below, our current executive compensation program for NEOs includes three major elements: (1) a base salary, (2) non-equity incentive compensation cash awards, and (3) equity-based incentive compensation awards.

Base Salaries
The Compensation Committee believes base salary is an integral element of executive compensation to provide executive officers with a base level of monthly income. We provide all of our employees, including our NEOs, with an annual base salary to compensate them for their services to the Company. Similar to most companies within the industry, our policy is to pay NEOs’ base salaries in cash.
The base salary of each NEO is reviewed annually, with the salary of the Chief Executive Officer being recommended by the Compensation Committee and approved by the Board and the salaries of the other executive officers being determined and approved by the Compensation Committee after consideration of recommendations by the Chairman of the Board and Chief Executive Officer. The Compensation Committee analyzes many factors in its evaluation of our NEOs’ base salary, including the experience, skills, contributions, and tenure of such officer with the Company and such executive officers’ current and future roles, responsibilities, and contributions to the Company.
Our NEOs received the following annual base salaries in 2022. The Compensation Committee approved increases to base salaries effective as of March 1, 2022 to position executive officer base salaries closer to market.

NAME	2022 BASE SALARY RATE ($) (EFFECTIVE 01/01/2022 TO 2/28/2022)	2022 BASE SALARY RATE ($) (EFFECTIVE 03/01/2022 TO 12/31/2022)
Paul D. McKinney	$480,000	$540,000
Travis T. Thomas	$290,000	$320,000
Stephen D. Brooks	$290,000	$320,000
Marinos C. Baghdati	$290,000	$320,000
Alexander Dyes	$290,000	$320,000

RING ENERGY
Annual Incentive Plan
Our 2022 Annual Incentive Plan (“AIP”) is intended to encourage work-place behavior and employee performance at all levels to support the annual goals and objectives established by the Board. AIP awards can vary from 0% to 200% of target and are subject to existing clawback provisions. For 2022, the AIP was comprised of four performance goals – a Reserves Replacement Ratio ("RRR") Goal, an Internal Rate-of-Return (“IRR”) Goal, a Net Boe Production (Sales) Goal, and a Net Lifting Costs Goal – where the ultimate payouts attributable to these goals may be adjusted based on management’s progress toward achieving certain HSE objectives established by the Board. These HSE objectives were designed to be an overriding aspect of the entire 2022 AIP, which would lead to the development of future HSE goals for the Company, and established verifiable and auditable internal processes consistent with the Sustainability Accounting Standards Board (“SASB”). The 2022 progress achieved regarding these HSE objectives was considered when determining the final 2022 AIP payouts. Our corporate culture continues to promote environmental stewardship and the health and well-being of all employees; therefore, the Compensation Committee determined that the HSE objectives were achieved and did not reduce or enhance the payouts for 2022. More information regarding the performance goals, their weightings, and actual results is provided below.

2023 PROXY STATEMENT

AIP PERFORMANCE MEASURE	WEIGHTING	THRESHOLD	TARGET	MAX	ACTUAL RESULTS	PERFORMANCE FACTOR	FUNDING LEVEL
Net Production (Sales) (BOE)	35%	4,170,960	4,634,400	5,561,280	4,512,610	87%	30%
IRR Achievement (%)	25%	15%	30%	60%	52%	174%	44%
Reserves Replacement Ratio	25%	90%	100%	120%	1202%	200%	50%
Net Lifting Costs(1) ($/BOE)	15%	$11.43	$10.39	$8.31	$10.65	87%	13%
Total for Performance Measures	100%	—	—	—	—	—	137%
HSE Objectives Modifier	100%	0%	100%	100%	100%		100%
Total Percentage of AIP Target Earned							137%
(1) Net Lifting Costs is calculated as the sum of net Lease operating expenses and Operating lease expense, expressed on a barrel of oil equivalent basis.

Equity-Based Long-Term Incentive Compensation – PSU and RSU Awards
It is our policy that long-term equity compensation for our NEOs should be the largest component of their compensation and directly linked to enhancing stockholders’ value. The purpose of granting equity-based compensation is to incentivize and reward the executive officers for the Company’s achievement of its long-term objectives and goals, the individual’s contribution to meeting those goals and to encourage continued dedication and loyalty to the Company by providing executives with meaningful ownership of the Company.
The 2022 LTIP was designed to align executive management and senior level employees with stockholder value and the long-term financial success of the Company. In 2022, we continued to grant LTIP awards with 60% in the form of performance stock units (“PSUs”) and 40% in the form of time-vested restricted stock units ("RSUs").
■PSUs are subject to a three-year performance period (“performance period”) to focus on long-term stockholder returns and financial performance.
■50% of PSUs vest at the end of the performance period based on the Company’s relative total shareholder return (“TSR”) versus a peer group of energy companies where the potential PSUs earned can be limited or capped based on the Company’s absolute TSR during the same performance period (see Absolute vs Relative TSR payout table below).
■The remaining 50% of PSUs vest at the end of the performance period based on the Company’s final cash return on capital employed (“CROCE”) over the performance period (See CROCE payout table below).
■PSUs earned can vary from 0% to 200% of target based on actual performance achieved and are subject to Company clawback provisions.
■RSUs are subject to a three-year vesting schedule of three equal amounts beginning with the first anniversary of the award date and are subject to Company clawback provisions.

RING ENERGY

		ABSOLUTE TSR PERFORMANCE
		<0%	0%	10%	≥25%
RELATIVE TSR PERFORMANCE (1)	<25th Percentile	0%	0%	0%	0%
	≥25th Percentile	25%	50%	75%	100%
	≥50th Percentile	50%	75%	100%	125%
	≥75th Percentile	75%	100%	125%	150%
	≥90th Percentile	100%	125%	175%	200%
(1) Relative TSR Performance between the 25th and 90th percentile and Absolute TSR Performance between 0% and 25% are adjusted through linear interpolation.

FINAL CROCE PERFORMANCE PERCENTAGE	≤0%	5%	10%	15%	20%
CROCE PSU PERCENTAGE (2)	0%	50%	100%	150%	200%
(2) CROCE PSU Percentage between 0 percent and 200 percent is adjusted through linear interpolation.
Non-qualified stock options and restricted stock granted to Named Executive Officers and other key employees granted prior to 2020 vest ratably over five years.
The grant date fair value of awards made to our NEOs in the past three years as determined under generally accepted accounting principles in the United States ("GAAP") is shown in the “Summary Compensation Table.”

Employment Agreements and Severance
Effective with their hiring dates, Messrs. McKinney, Baghdati, Brooks, Dyes, and Thomas entered into employment agreements with the Company. As described in detail and quantified in “Potential Payments Upon Termination or Change in Control,” these NEOs receive certain benefits under their employment agreements upon their termination by the Company without “cause” or upon their resignation for “good reason,” including such terminations in connection with a change in control of the Company. The employment agreements also provide for restrictive covenants relating to non-competition, confidential information and non-solicitation of the Company’s employees and customers. These benefits are intended to ensure that members of senior management are not influenced by their personal situations and are able to be objective in evaluating a potential change in control transaction. The Compensation Committee regularly reviews termination and change in control benefits and continues to believe that the severance benefits in connection with certain terminations of employment constitute reasonable levels of protection for our executives. No other NEO is party to an employment agreement nor party to an agreement containing an excise tax gross-up provision.
Pension Plans, Non-Qualified Deferred Compensation Plans and Change in Control Agreements
The Company did not have any pension plans, non-qualified deferred compensation plans or single trigger change in control agreements for any of its NEOs for the year ended December 31, 2022.
Other Benefits
Our NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, and short and long-term disability, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our NEOs.
We maintain a 401(k) plan for eligible employees. Under the 401(k) plan, eligible employees may elect to contribute a portion of their eligible compensation on a pre-tax basis in accordance with the limitations imposed under the Internal Revenue Code of 1986, as amended (the "Code"). The 401(k) plan allows eligible employees to make pre-tax or after-tax contributions of up to 100% of their annual eligible compensation. The Company makes matching contributions of up to 6% of any employee’s compensation.

2023 PROXY STATEMENT
MANAGEMENT STOCK OWNERSHIP GUIDELINES
In April 2021, our Board approved stock ownership guidelines for our Chief Executive Officer and NEOs. We believe the management stock ownership guidelines create a link between our long-term success and the ultimate pay of our executive officers through specified stock ownership levels based on a multiple of base salary, as shown in the table below. After becoming subject to the stock ownership guidelines, executives have three years to reach the stock ownership goal. Until an executive meets the guideline, he or she must hold two-thirds of the net shares acquired upon the vesting of equity awards. Once the guidelines are met, restrictions on the sale of shares of our Common Stock received upon the vesting of equity awards are limited to normal trading restrictions for insiders and Company policies.

POSITION	REQUIRED SHARE OWNERSHIP LEVEL (MULTIPLE OF BASE SALARY)
Chief Executive Officer	5X
Named Executive Officers	3X
TAX CONSIDERATIONS
Although our Compensation Committee considers the tax and accounting treatment associated with the cash and equity grants it makes to its executive officers, these considerations are not dispositive. Section 162(m) of the Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any year with respect to each “covered employee” as such term is defined in Section 162(m). Despite the change in law, the Compensation Committee intends to continue to consider the deductibility of compensation and to implement compensation programs that it believes are competitive and in the best interests of the Company and its stockholders.
We account for stock-based awards based on their grant date fair value, as determined under FASB ASC Topic 718. In connection with its approval of stock-based awards, the Compensation Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution. The accounting treatment for stock-based awards does not otherwise impact the Compensation Committee’s compensation decisions.

RING ENERGY

RISK CONSIDERATIONS IN OUR OVERALL COMPENSATION PROGRAM
Our compensation program is designed to focus on meeting the Company’s objectives and goals while discouraging management from undue risk-taking. When establishing and reviewing our executive compensation program, the Compensation Committee has considered whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Moreover, with limited exceptions, our Compensation Committee retains discretion to impose additional conditions and adjust compensation pursuant to our clawback policy as well as for quality of performance and adherence to the Company’s values. RSUs granted prior to 2020 vest in ratable annual installments on each of the first five anniversaries of the grant date. RSUs granted during 2020 and in subsequent years vest in ratable annual installments on each of the first three anniversaries of the grant date. PSUs cliff-vest at the end of the three-year performance period. Both of these vesting schedules further mitigate risk in the event any executive officer departs or is terminated prior to vesting of the awards.
The Board may seek reimbursement from an executive officer if it determines that the officer engaged in conduct that was detrimental to the Company and resulted in a material inaccuracy in either our financial statements or in performance metrics that affected the officer’s compensation. If the Compensation Committee or the Board determines that an officer engaged in fraudulent misconduct, it will seek such reimbursement. In cases of misconduct by an executive officer, the Board has discretion to take a range of actions to remedy the misconduct and prevent its recurrence, including terminating the individual’s employment.
We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

2023 PROXY STATEMENT
EXECUTIVE COMPENSATION
The “Summary Compensation Table” should be read in connection with the tables and narrative descriptions contained in this Compensation Discussion & Analysis. The “Outstanding Equity Awards at Fiscal Year End Table” and “Option Exercises and Stock Vested Table” provide further information on the NEOs potential realizable value and actual value realized with respect to their equity awards.

RING ENERGY
SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($) (2)	EQUITY AWARDS (1) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION (3) ($)	TOTAL ($)
Paul D. McKinney, Chief Executive Officer and Chairman of the Board	2022	$530,000	$73,900	$2,369,893	$726,100	$18,500	$3,718,393
	2021	$480,000	$—	$2,464,517	$518,400	$30,200	$3,493,117
	2020	$120,000	$54,000	$204,000	$108,000	$7,000	$493,000
Travis T. Thomas, Executive Vice President and Chief Financial Officer	2022	$315,000	$32,900	$592,474	$302,100	$18,500	$1,260,974
	2021	$278,912	$—	$616,130	$219,240	$14,986	$1,129,268
Stephen D. Brooks, Executive Vice President of Land, Legal, Human Resources and Marketing	2022	$315,000	$32,900	$592,474	$302,100	$18,500	$1,260,974
	2021	$290,000	$—	$616,130	$219,240	$14,500	$1,139,870
	2020	$72,500	$23,565	$136,000	$47,125	$—	$279,190
Marinos C. Baghdati, Executive Vice President of Operations	2022	$315,000	$32,900	$592,474	$302,100	$18,500	$1,260,974
	2021	$290,000	$—	$616,130	$219,240	$17,400	$1,142,770
Alexander Dyes, Executive Vice President of Engineering and Corporate Strategy	2022	$315,000	$32,900	$592,474	$302,100	$15,960	$1,258,434
	2021	$290,000	$—	$616,130	$219,240	$14,500	$1,139,870
(1)For the restricted stock grant awards (RSUs), the awards were valued based on the closing market price for our shares on the NYSE American on the grant dates. For the performance stock awards (PSUs) half of the awards were valued using a Monte Carlo simulation as of the grant dates, and the other half of the awards were valued based on the closing market price for our shares on the NYSE American on the grant dates. For a discussion of valuation assumptions, see Note 13 – Employee Stock Options, Restricted Stock Award Plan and 401(k) in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2022.
(2)Represents the discretionary portion of AIP.
(3)The amounts reported in the “All Other Compensation” column for 2022 are summarized in the following table:

All Other Compensation

NAME	YEAR	BOARD FEES (a)	401(K) CONTRIBUTIONS (b)	CELL PHONE REIMBURSEMENTS (c)	TOTAL
Paul D. McKinney	2022	$—	$18,300	$200	$18,500
	2021	$17,000	$13,200	$—	$30,200
	2020	$7,000	$—	$—	$7,000
Travis T. Thomas	2022	$—	$18,300	$200	$18,500
	2021	$—	$14,986	$—	$14,986
Stephen D. Brooks	2022	$—	$18,300	$200	$18,500
	2021	$—	$14,500	$—	$14,500
Marinos C. Baghdati	2022	$—	$18,300	$200	$18,500
	2021	$—	$17,400	$—	$17,400
Alexander Dyes	2022	$—	$15,760	$200	$15,960
	2021	$—	$14,500	$—	$14,500
(a)For Mr. McKinney, the amounts reported in this column represent the fees earned or paid in cash in connection with his service as a director. Mr. McKinney did not receive equity compensation or any other forms of compensation related to his Board service. Board fees for Mr. McKinney ceased as of June 1, 2021.
(b)The 401(K) contributions by the Company match into the Company’s sponsored 401(K) plan. Subject to IRS limits, Company contributions to each employee’s 401(K) account consist of a matching contribution of up to 6% of the employee’s eligible salary.
(c)Beginning November 2022, the Company began reimbursing employees $50 per paycheck for cell phone expenses.

2023 PROXY STATEMENT
EMPLOYMENT AGREEMENTS
During 2020, we entered into at-will employment agreements with certain NEOs, the material terms of which are set forth below.

Paul D. McKinney. Effective October 1, 2020.
Mr. McKinney entered into an employment agreement with the Company, effective October 1, 2020. Under the agreement, Mr. McKinney will serve as Chief Executive Officer on an at-will basis for an indefinite term. The agreement provides for an initial base salary of $480,000 per year and eligibility to receive annual bonuses at the discretion of the Board with a target bonus equal to a percentage of his annual base salary established annually by the Board. Mr. McKinney is also eligible to participate in and receive awards under the LTIP, with a target value equal to a percentage of his annual base salary, determined by the Board (based on the grant date value of any such award), based on the achievement of performance goals established by the Board. In addition, the agreement provides for a sign-on cash bonus of $54,000 (payable in three monthly installments in October, November and December of 2020) and equity grant of 300,000 shares of restricted stock (subject to a three-year vesting period and the terms and conditions of the award agreement). Mr. McKinney is also subject to certain non-competition and non-solicitation restrictions for a period of one year following any termination of employment, as well as certain confidentiality restrictions that apply indefinitely.
Under Mr. McKinney’s employment agreement, if the Company (i) materially reduces his then current base salary, title, authority or responsibilities, (ii) requires relocation of Mr. McKinney’s primary place of employment to a location more than 50 miles from the Company’s office in The Woodlands, Texas, (iii) fails to timely pay in full base salary or incentive compensation, or (iv) otherwise materially breaches the agreement, Mr. McKinney would have a basis to invoke his rights under the agreement for termination for good reason. In addition, if in the six months before or 24 months following a change in control (as defined in Mr. McKinney’s employment agreement) the Company were to materially reduce Mr. McKinney’s maximum bonus opportunity, he would similarly have a basis to terminate for good reason.
For a description of the severance provisions of Mr. McKinney’s employment agreement, see “Potential Payments upon Termination or Change in Control” below.
Stephen D. Brooks, Marinos C. Baghdati, and Alex Dyes. Effective October 1, 2020.
Messrs. Brooks, Baghdati, and Dyes entered into employment agreements with the Company, effective October 1, 2020. Mr. Brooks was appointed as the Company’s Executive Vice President of Land, Legal, Human Resources and Marketing on November 30, 2020. Mr. Baghdati was appointed as the Company’s Executive Vice President of Operations, and Mr. Dyes was appointed as the Company’s Executive Vice President of Engineering and Corporate Strategy, both as of December 31, 2020.
Under the agreements, Messrs. Brooks, Baghdati, and Dyes will serve on an at-will basis for an indefinite term. The agreement provides for an initial base salary of $290,000 per year and eligibility to receive annual bonuses in the discretion of the Board with a target bonus equal to a percentage of his annual base salary established annually by the Board. They are also eligible to participate in and receive awards under the Company’s LTIP, with a target value equal to a percentage of his annual base salary, determined by the Board (based on the grant date value of any such award), based on the achievement of performance goals established by the Board. In addition, the agreement provided for a sign-on cash bonus of $23,565 (paid in three monthly installments in October, November and December of 2020) and equity grant of 200,000 shares of restricted stock (subject to a three-year vesting period and the terms and conditions of the award agreement). Messrs. Brooks, Baghdati and Dyes are

RING ENERGY
subject to the same restricted covenants and would have the same basis to invoke his rights under his employment agreement for termination for good reason as Mr. McKinney.
For a description of the severance provisions of the employment agreement, see “Potential Payments upon Termination or Change in Control” below.
Travis T. Thomas. Effective October 26, 2020.
Mr. Thomas entered into an employment agreement with the Company, effective October 26, 2020 as the Vice President of Finance and was appointed as the Company’s Chief Financial Officer on March 24, 2021. Under the agreement, Mr. Thomas will serve on an at-will basis for an indefinite term. The agreement provides for an initial base salary of $250,000 per year and eligibility to receive annual bonuses in the discretion of the Board with a target bonus equal to a percentage of his annual base salary established annually by the Board. Mr. Thomas is also eligible to participate in and receive awards under the Company’s LTIP, with a target value equal to a percentage of his annual base salary, determined by the Board (based on the grant date value of any such award), based on the achievement of performance goals established by the Board. In addition, the agreement provided for a sign-on cash bonus of $16,927 (paid in three monthly installments in October, November and December of 2020) and equity grant of 150,000 shares of restricted stock (subject to a three-year vesting period and the terms and conditions of the award agreement). Mr. Thomas is subject to the same restricted covenants and would have the same basis to invoke his rights under his employment agreement for termination for good reason as Mr. McKinney.
For a description of the severance provisions of Mr. Thomas’ employment agreement, see “Potential Payments upon Termination or Change in Control” below.

2023 PROXY STATEMENT
GRANTS OF PLAN-BASED AWARDS DURING 2022
The following table reflects the AIP targets and RSUs and PSUs granted during 2022 to our Named Executive Officers.

		Estimated future payouts under non-equity incentive plan awards (4)			Estimated future payouts under equity incentive plan awards
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#) (2)	MAXIMUM (#)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK (#) (1)	GRANT DATE FAIR VALUE STOCK AWARDS AND PERFORM-ANCE UNITS (3)
Paul D. McKinney	2/9/22	$—	$530,000	$1,060,000
	2/9/22							286,738	$800,000
	2/9/22				—	430,108	860,216		$1,569,894
Travis T. Thomas	2/9/22	$—	$220,500	$441,000
	2/9/22							71,685	$200,000
	2/9/22				—	107,527	215,054		$392,473
Stephen D. Brooks	2/9/22	$—	$220,500	$441,000
	2/9/22							71,685	$200,000
	2/9/22				—	107,527	215,054		$392,473
Marinos C. Baghdati	2/9/22	$—	$220,500	$441,000
	2/9/22							71,685	$200,000
	2/9/22				—	107,527	215,054		$392,473
Alexander Dyes	2/9/22	$—	$220,500	$441,000
	2/9/22							71,685	$200,000
	2/9/22				—	107,527	215,054		$392,473
(1)The shares granted on February 9, 2022 represent the 2022 awards of time-vested RSU, which vest in three equal annual installments beginning on the first anniversary of the grant date.
(2)The amounts granted on February 9, 2022 represent the target number of PSUs. The PSUs have a cliff vesting date of December 31, 2024 and were valued using a Monte Carlo simulation as of the grant date for half of the awards and based on the stock price for the other half.
(3)Reflects the full grant date fair value of the equity awards granted pursuant to the Company’s equity plans calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 13 – Employee Stock Options, Restricted Stock Award Plan and 401(k) in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2022. These amounts were calculated based on the closing market price for our shares on the NYSE American on the date of grant.
(4)This represents the performance-based portion of the AIP awards. The target amount is based upon a percentage of the named executive officer’s base salary. For 2022, the Compensation Committee chose reserves replacement ratio, internal rate of return, net Boe production (sales), and net lifting costs. See “Annual Incentive Plan” in the CD&A section for additional information.

RING ENERGY
OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END
The following table provides certain information regarding stock awards outstanding for each Named Executive Officer as of December 31, 2022. As of December 31, 2022, none of our Named Executive Officers had unexercised stock options.

NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES THAT HAVE NOT VESTED (#) (2)	EQUITY INCENTIVE PLAN AWARDS: MARKET VALUE OF UNEARNED SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (4)
Paul D. McKinney	577,897	$1,421,627
			860,216	$2,116,131
Travis T. Thomas	169,475	$416,909
			215,054	$529,033
Stephen D. Brooks	186,142	$457,909
			215,054	$529,033
Marinos C. Baghdati	186,142	$457,909
			215,054	$529,033
Alexander Dyes	186,142	$457,909
			215,054	$529,033
(1)Restricted stock awards reported in this column vest in approximately equal installments on each of the first three anniversaries of the applicable grant date, in each case subject to continued service with the Company through each such vesting date.
(2)Half of the Performance Share Units reported in this column cliff vest on December 31, 2023 with the other half vesting on December 31, 2024.
(3)The value of the unvested restricted stock is shown assuming a market value of $2.46 per share, the closing market price of a share of Common Stock on December 31, 2022.
(4)The value of the unvested Equity Incentive Awards is shown assuming a market value of $2.46 per share, the closing market price of a share of Common Stock on December 31, 2022.

2023 PROXY STATEMENT
OPTION EXERCISES AND STOCK VESTED
The following table summarizes the vesting of RSUs held by our Named Executive Officers during 2022. No options were exercised in 2022.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING (#) (1)
Paul D. McKinney	195,579	$566,527
Travis T. Thomas	73,895	$240,133
Stephen D. Brooks	90,561	$238,298
Marinos C. Baghdati	90,561	$238,298
Alexander Dyes	90,561	$238,298
(1) The value realized on vesting is equal to the number of shares, multiplied by the closing price of the shares on the date of vesting.
PENSION BENEFITS
We do not maintain any defined benefit pension plans.
NONQUALIFIED DEFERRED COMPENSATION
We do not maintain any nonqualified deferred compensation arrangements.

RING ENERGY
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The material terms of potential payments upon various termination and change in control scenarios is set forth below. Except as described in this summary and in the “Potential Payments” table below, Ring does not have any other agreements or plans that will require compensation to be paid to NEOs in the event of a termination of employment or a change in control.
Our Company's policy requires that each award agreement governing an award granted under the LTIP provide for double-trigger vesting upon a “change in control.” Payout under each of the outstanding equity awards and employment agreements based on various termination circumstances or in connection with a change in control are described in more detail in the footnotes to the “Potential Payments” table below. Payments and other benefits payable to the NEOs in connection with various termination and change in control situations are set out as if the conditions for payment had occurred and the applicable triggering events took place on December 31, 2022, when the closing price of our Common Stock was $2.46.
Actual amounts to be paid will depend on several factors, such as the date of each NEO’s separation or the occurrence of an actual change in control event, and the price of our Common Stock when the vesting of unvested stock options or restricted stock shares is accelerated. The disclosures below do not take into consideration any requirements under Section 409A of the Code, which could affect, among other things, the timing of payments and distributions.

2023 PROXY STATEMENT

NAME/EVENT	CASH SEVERANCE (1)	ACCELERATED INCENTIVE AND STOCK AWARD VESTING (2)	COMPANY-PAID COBRA PREMIUMS (1)	TOTAL
Paul D. McKinney
Termination by Employee for Good Reason, or by Company without Cause	$540,000	$3,537,758	$29,238	$4,106,996
Termination for Cause/Resignation without Good Reason	$—	$—	$—	$—
Change in Control	$—	$—	$—	$—
Termination without Cause/ Resignation for Good Reason in the 6 months prior to or the 24 months following a Change in Control.	$810,000	$3,537,758	$29,238	$4,376,996
Death	$—	$—	$29,238	$29,238
Disability	$—	$—	$—	$—
Travis T. Thomas
Termination by Employee for Good Reason, or by Company without Cause	$320,000	$945,942	$29,238	$1,295,180
Termination for Cause/Resignation without Good Reason	$—	$—	$—	$—
Change in Control	$—	$—	$—	$—
Termination without Cause/ Resignation for Good Reason in the 6 months prior to or the 24 months following a Change in Control.	$480,000	$945,942	$29,238	$1,455,180
Death	$—	$—	$29,238	$29,238
Disability	$—	$—	$—	$—
Stephen D. Brooks
Termination by Employee for Good Reason, or by Company without Cause	$320,000	$986,942	$20,408	$1,327,350
Termination for Cause/Resignation without Good Reason	$—	$—	$—	$—
Change in Control	$—	$—	$—	$—
Termination without Cause/ Resignation for Good Reason in the 6 months prior to or the 24 months following a Change in Control.	$480,000	$986,942	$20,408	$1,487,350
Death	$—	$—	$20,408	$20,408
Disability	$—	$—	$—	$—

RING ENERGY

NAME/EVENT	CASH SEVERANCE (1)	ACCELERATED INCENTIVE AND STOCK AWARD VESTING (2)	COMPANY-PAID COBRA PREMIUMS (1)	TOTAL
Marinos C. Baghdati
Termination by Employee for Good Reason, or by Company without Cause	$320,000	$986,942	$29,238	$1,336,180
Termination for Cause/Resignation without Good Reason	$—	$—	$—	$—
Change in Control	$—	$—	$—	$—
Termination without Cause/ Resignation for Good Reason in the 6 months prior to or the 24 months following a Change in Control.	$480,000	$986,942	$29,238	$1,496,180
Death	$—	$—	$29,238	$29,238
Disability	$—	$—	$—	$—
Alexander Dyes
Termination by Employee for Good Reason, or by Company without Cause	$320,000	$986,942	$14,374	$1,321,316
Termination for Cause/Resignation without Good Reason	$—	$—	$—	$—
Change in Control	$—	$—	$—	$—
Termination without Cause/ Resignation for Good Reason in the 6 months prior to or the 24 months following a Change in Control.	$480,000	$986,942	$14,374	$1,481,316
Death	$—	$—	$14,374	$14,374
Disability	$—	$—	$—	$—
(1)A description of the cash severance and COBRA obligations under the employment agreements with the Messrs. McKinney, Thomas, Baghdati, Brooks, and Dyes is set forth under “Employment Agreements” below.
(2)Represents accelerated vesting of stock options, restricted stock, RSUs and PSUs, valued based on the December 31, 2022 closing price of $2.46 per share of the Company’s Common Stock.

Employment Agreements and Termination
Pursuant to their employment agreements, Messrs. McKinney, Baghdati, Brooks, Dyes, and Thomas are entitled to receive severance payments and benefits, as described below and as set forth in the foregoing table.
Termination without Cause/Resignation for Good Reason
Upon termination of employment by the Company other than for “cause” or by the executive for “good reason” (as each is defined in the executive’s employment agreement), the executive will be entitled to a lump sum cash payment in an amount equal to: (i) any accrued, unpaid base salary or benefits earned through the termination date and any unpaid expense reimbursements (“Accrued Benefits”); (ii) if executive has completed one full year of service, any unpaid bonus amount equal to either the bonus amount approved by the Board remaining unpaid or, if the Board has not yet determined executive’s bonus, an amount equal to 100% of his Target Bonus (as defined under the executive’s employment agreement) (“Unpaid Bonus”); and (iii) a single lump sum equal to 1.0 times the executive’s annual base salary at the highest rate (“Highest Base Salary”) in effect at any time during the 36 month period immediately preceding the termination date (“Cash Severance”).
In addition, all equity incentive awards held by the executive will become fully vested and/or the restrictions shall lapse.
If the executive timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 or other applicable law (“COBRA”), the Company shall reimburse the executive for an amount equal to the amount of medical premium expenses paid for a similarly situated employee, determined as of the executive’s termination date. Following the expiration of the COBRA continuation coverage period, the Company shall permit the executive (including his spouse and dependents) to (A) continue to participate in the Company’s group health plan if permitted under such plan, (B) convert the

2023 PROXY STATEMENT
Company’s group health plan to an individual policy, or (C) obtain other similar coverage, in each case for up to an additional 12 months, with executive being responsible for 100% of all premium costs.
Termination for Cause/Resignation without Good Reason
If the executive’s employment is terminated by the Company for cause, or if the executive terminates his employment other than for good reason, the executive will receive a lump sum payment equal to his Accrued Benefits.
Change in Control
The employment agreements do not provide benefits solely upon a change in control (as defined in the executive’s employment agreement).
Termination without Cause/Resignation for Good Reason in the 6 months prior to or the 24 months following a Change in Control
If the executive’s employment was terminated by the Company without cause, or by the executive for good reason, during the period beginning 6 months prior to a change in control and ending 24 months following a change in control, the executive will be entitled to the same benefits described above under “Termination without Cause/Resignation for Good Reason”, except that the executive’s Cash Severance payment will equal 1.5 times the Highest Base Salary. In addition, the payment of benefits will occur 30 days following the later of the change in control or the executive’s termination and to the extent executive incurs a termination without cause or resigns for good reason prior to change in control, any payments received following the change in control will be reduced dollar for dollar by the benefits already paid to executive in connection with his termination.
Death
Following the death of the executive, the Company will pay to his designated beneficiary or his estate a lump sum payment equal to executive’s: (i) Accrued Benefits; and (ii) Unpaid Bonus. In addition, for the longer of the maximum COBRA continuation coverage period required by law or 12 months, executive’s spouse and eligible dependents will continue to be eligible to receive medical coverage under the Company’s medical plans in accordance with the terms of the applicable plan documents; provided, that in order to receive such continued coverage at such rates, executive’s spouse and eligible dependents will be required to pay the applicable premiums to the plan provider, and the Company will reimburse such spouse and eligible dependents, within 60 days following the date such monthly premium payment is due, an amount equal to the monthly COBRA premium payment, less applicable tax withholdings.
Disability
Following the termination of executive’s employment by reason of disability (as defined under executive’s employment agreement), the Company will pay to executive a lump sum payment equal to executive’s: (i) Accrued Benefits; and (ii) Unpaid Bonus.
RSU and PSU Awards under the LTIP
As disclosed above, our Company's policy requires that each award agreement governing an award granted under the LTIP provide for double-trigger vesting upon a “change in control.” The restricted stock awards received by our NEOs, per the terms of their employment agreements, may only be accelerated if the executive’s employment was terminated by the Company without cause, or by the executive for good reason, during the period beginning 6 months prior to a change in control and ending 24 months following a change in control.

RING ENERGY
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012 ("Dodd-Frank Act"), and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the Company’s employees and the annualized total compensation of Paul D. McKinney, our CEO, for 2022:

Median Employee total annual compensation	$147,011
Total Compensation of Chief Executive Officer – Paul D. McKinney	$3,718,393
Ratio of CEO to Median Employee compensation	25 to 1

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
■We determined that, as of December 31, 2022, our employee population excluding our CEO consisted of 97 individuals with all of these individuals located in the U.S. This population consisted of our full-time employees, as we do not have part-time, temporary, or seasonal employees. We selected December 31, 2022 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.
■We used a consistently applied compensation measure to identify our median employee by comparing the amount of salary or wages, bonuses, and restricted stock awards granted in 2022 as reflected in our payroll records. To make them comparable, salaries for newly hired employees who had worked less than one year were annualized and the target incentive amount was applied to their total compensation measure.
■We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the U.S., we did not make any cost of living adjustments in identifying the median employee.
■After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2022 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, inclusive of bonuses, 401(k) contributions, and restricted stock awards granted, resulting in annual total compensation of $147,011.
■With respect to the annual total compensation of our CEO, we used salary, bonus and restricted stock awards granted and all other compensation for the 2022 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $3,718,393.

2023 PROXY STATEMENT
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”), calculated in accordance with SEC rules, and certain Company performance for the fiscal years listed below.
This disclosure was prepared in accordance with the requirements of Item 402(v) and does not necessarily reflect the value actually realized by our Named Executive Officers, how our Named Executive Officers’ compensation relates to Company performance, or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For example, the Compensation Committee does not use CAP as a basis for making compensation decisions, nor does it use net income (as reflected below) for purposes of determining our Named Executive Officers’ incentive compensation.
Please refer to our CD&A for a complete description of how Named Executive Officer compensation relates to Company performance and how the Compensation Committee makes its compensation decisions.
The information provided under this Pay versus Performance section will not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference.

							VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
FISCAL YEAR	SUMMARY COMPEN-SATION TABLE TOTAL FOR PEO (1)	COMPEN-SATION ACTUALLY PAID TO PEO (1)(2)	SUMMARY COMPEN-SATION TABLE TOTAL FOR PEO 2 (1)(3)	COMPEN-SATION ACTUALLY PAID TO PEO 2 (1)(3)	AVERAGE SUMMARY COMPEN-SATION TABLE TOTAL FOR NON-PEO NEOS (4)(5)-	AVERAGE COMPEN-SATION ACTUALLY PAID TO NON-PEO NEOS (4)(5)	TOTAL SHAREHOLDER RETURN (6)	PEER GROUP TOTAL SHAREHOLDER RETURN (6)	NET INCOME (7)	CROCE (%) (8)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$3,718,393	$3,338,719	$—	$—	$1,260,339	$1,183,797	$93.18	$154.88	$138,635,025	20.7%
2021	$3,493,117	$3,586,781	$—	$—	$934,244	$1,158,645	$86.36	$106.29	$3,322,892	11.6%
2020	$493,000	$486,970	$293,333	$(76,417)	$280,255	$98,100	$25.00	$63.42	$(253,411,828)	9.3%
(1) Reflects the summary compensation table total compensation of (a) our current Chief Executive Officer, Paul D. McKinney, from his appointment on September 30, 2020 to present and (b) our former Chief Executive Officer, Kelly Hoffman, for prior periods.
(2) The dollar amounts reported in this column represent the amount of “Compensation Actually Paid” to Mr. McKinney (subsequent to September 30, 2020) as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. McKinney during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. McKinney’s total compensation for each year to determine the compensation actually paid:

	PEO 1 (MR. McKINNEY)
FISCAL YEAR	2020	2021	2022
Summary Compensation Table Total	$493,000	$3,493,117	$3,718,393
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(204,000)	$(2,464,517)	(2,369,893)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	197,970	2,002,151	1,883,871
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—	324,020	(14,258)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	232,010	120,606
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—
Compensation Actually Paid	$486,970	$3,586,781	$3,338,719
(3) The dollar amounts reported in this column represent the amount of “Compensation Actually Paid” to Mr. Hoffman (prior to September 30, 2020) as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Hoffman during 2020. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Hoffman’s total compensation for 2020 to determine the compensation actually paid:

RING ENERGY

PEO 2 (MR. HOFFMAN)
FISCAL YEAR	2020
Summary Compensation Table Total	$293,333
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	—
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	—
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(355,073)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(14,677)
Compensation Actually Paid	$(76,417)
(4) The non-PEO NEOs included in this column are:

YEAR	NON-PEO NEOs
2022	Travis T. Thomas, Marinos C. Baghdati, Stephen D. Brooks and Alexander Dyes
2021	Travis T. Thomas, Marinos C. Baghdati, Stephen D. Brooks, Alexander Dyes and William D. Broaddrick
2020	William D. Broaddrick, Stephen D. Brooks, David A. Fowler and Daniel D. Wilson
(5) The dollar amounts reported in this column represent the average amount of “Compensation Actually Paid” to the Company’s NEOs as a group (excluding Mr. McKinney and Mr. Hoffman, where applicable) as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the NEOs as a group (excluding Mr. McKinney and Mr. Hoffman, where applicable) for each year to determine the compensation actually paid using the same methodology described above in footnotes (2) and (3):

	NON-PEO NEOs
FISCAL YEAR	2020	2021	2022
Summary Compensation Table Total	$280,255	$934,244	$1,260,339
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(34,000)	(492,904)	(592,474)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	32,995	400,430	470,969
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(45,340)	162,010	3,186
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(133,364)	154,954	41,777
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(2,446)	(89)	—
Compensation Actually Paid	$98,100	$1,158,645	$1,183,797
(6) TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table is the S&P Oil and Gas Exploration and Production Select Industry Index (“SPSIOP”), which is the same peer group as for the Shareholder Return Performance Presentation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
(7) Reflects “Net Income” in the Company’s Statements of Operations included in the Company’s Annual Report on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.
(8) The Company calculates “CROCE,” or Cash Return on Capital Employed, by dividing the Company's consolidated cash flow from operations, excluding changes in working capital, by the Company's average total debt and stockholders' equity for each calendar year, with average total debt and stockholders' equity being based on the simple average of such values as of the first and last day of the applicable calendar year. See Appendix A for additional information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures.

2023 PROXY STATEMENT
Performance Measure
The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking our Named Executive Officers’ compensation actually paid to Company performance, as specifically listed below.

TOTAL SHAREHOLDER RETURN (TSR)	NET BOE PRODUCTION (SALES)
NET INCOME	NET LIFTING COSTS
CASH RETURN ON CAPITAL EMPLOYED (CROCE)

Relationship between CAP and Performance Measures
The illustrations below provide a graphical presentation of the relationship between CAP (as calculated in accordance with SEC rules) and the information presented in the Pay versus Performance table.

RING ENERGY

2023 PROXY STATEMENT

RING ENERGY
DIRECTOR COMPENSATION
Prior to August 31, 2022, the non-employee directors received the following annual compensation paid quarterly in advance:

COMPENSATION ELEMENT	ENDED AUGUST 31, 2022
Independent Director Base Fee	$70,000
NESG Chair Fee	$5,000
Audit Chair Fee	$10,000
Compensation Chair Fee	$5,000
Lead Independent Director Fee	$25,000
Stock Awards	Determined Annually

Commencing September 1, 2022, to more closely align with the market, the non-employee directors receive the following annual compensation paid quarterly in advance:

COMPENSATION ELEMENT	EFFECTIVE SEPTEMBER 1, 2022
Independent Director Base Fee	$75,000
NESG Chair Fee	$15,000
Audit Chair Fee	$20,000
Compensation Chair Fee	$15,000
Lead Independent Director Fee	$25,000
Stock Awards	Determined Annually
Director Compensation Philosophy
The compensation of our non-employee directors is reviewed by the Compensation Committee and is approved by the Board. We use a combination of cash and stock awards to attract and retain qualified candidates to serve on our Board. In determining director compensation, we consider the responsibilities of our directors, the significant amount of time the directors spend fulfilling their duties, and the competitive market for skilled directors.
We seek to maximize alignment of incentives between the Board and stockholders by primarily using equity awards to compensate directors. We believe that equity awards provide a strong incentive to the Board to preserve and promote stockholder value and directly connects director compensation to the Company stock performance. In this regard, a majority of a director’s compensation depends on whether the Company’s stock price appreciates value. Starting in 2021, we revised our form of director award agreement to provide for a one-year vesting period coincident with their elected terms as opposed to a three-year vesting period, to conform with common industry practices.

2023 PROXY STATEMENT
Peer Review and Benchmarking
The Compensation Committee reviews, evaluates, and benchmarks our director compensation practices against our peer companies in the oil and natural gas exploration and production industry. The Compensation Committee uses this peer comparison to inform themselves of industry practice and to help them structure the appropriate level and mix of compensation elements.
Annual Cash Retainer
We provide our non-management directors an annual cash retainer paid on a basis, as shown in the tables above.
Equity Awards
We use equity awards to reward our independent directors for significant contributions to the successful implementation of our business objectives and strategy.
In 2022, each returning outside director received 53,763 shares and one of our new directors, David S. Habachy, received 37,797 RSUs pursuant to the LTIP. The RSUs granted to our directors vest on the one year anniversary of the grant date. Our Compensation Committee considered several factors in determining the appropriate amount of RSUs to be granted under the LTIP for the 2022 fiscal year including the following:
■Past equity awards to our non-executive directors;
■The recent award practices of other peer companies in the oil and gas industry; and
■Desire to treat all directors equitably.
Director Stock Ownership Guidelines
In April 2021, our Board approved stock ownership guidelines for our independent, non-employee directors. The director stock ownership guidelines create a strong link between our long-term success and the ultimate pay of our directors by requiring our non-employee directors to own five times the amount of their annual cash retainer. After becoming subject to the stock ownership guidelines, independent directors have three years to reach the stock ownership goal. Until a director meets the guideline, he or she must hold two-thirds of the net shares acquired upon the vesting of equity awards. Once the guidelines are met, restrictions on the sale of vested awards of the Company’s stock are limited to normal trading restrictions for insiders and Company policies.

RING ENERGY
DIRECTOR COMPENSATION
The following table summarizes the compensation earned by our non-employee directors during the year ended December 31, 2022.

NAME	FEES EARNED OR PAID IN CASH ($)	EQUITY AWARDS ($) (1)	TOTAL ($)
Roy I. Ben-Dor	$25,000	$—	$25,000
John A. Crum (2)	$80,000	$150,000	$230,000
David S. Habachy (2)	$25,000	$113,013	$138,013
Richard E. Harris (2)	$71,667	$150,000	$221,667
Thomas L. Mitchell (2)	$71,667	$150,000	$221,667
Anthony B. Petrelli (2)	$96,667	$150,000	$246,667
Regina Roesener (2)	$80,000	$150,000	$230,000
Clayton E. Woodrum (2)	$85,000	$150,000	$235,000
(1) Amounts in this column represent the grant date fair value of restricted stock awards granted to the outside directors on February 9, 2022, calculated in accordance with FASB ASC Topic 718, excluding the estimated impact of forfeitures related to service-based vesting conditions, and do not represent the actual value that may be realized by directors upon vesting or settlement of the awards. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the restricted stock awards, please see Note 13 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(2) The aggregate number of stock options and unvested restricted stock awards as of December 31, 2022 are as follows:

NAME	OUTSTANDING STOCK OPTIONS	UNVESTED RSU AWARDS
Roy I. Ben-Dor	—	—
John A. Crum	—	97,096
David S. Habachy	—	37,797
Richard E. Harris	—	97,096
Thomas L. Mitchell	—	97,096
Anthony B. Petrelli	50,000	97,096
Regina Roesener	—	97,096
Clayton E. Woodrum	85,000	97,096

2023 PROXY STATEMENT
COMPENSATION COMMITTEE REPORT(1)
The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement, as required by Item 402(b) of Regulation S-K. Based upon this review and our discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Compensation Committee of the Board of Directors:
■John A. Crum (Chair)
■Thomas L. Mitchell
■Anthony B. Petrelli
■Clayton E. Woodrum
(1) SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this Compensation Committee Report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933, as amended, or the Securities Exchange act of 1934, as amended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our directors who served as members of our Compensation Committee as of December 31, 2022, nor any of the directors who currently serve as members of our Compensation Committee, is, or has at any time in the past been, an officer or employee of the Company or any of its subsidiaries.
None of our executive officers serves, or has served, during the last completed fiscal year, on the compensation committee or board of directors of any other company that has one or more executive officers serving on our Compensation Committee or Board.

RING ENERGY
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Certain Relationships and Related Transactions
The office space leased until March 31, 2021 by the Company in Tulsa, Oklahoma, is owned by Arenaco, LLC, a company that is owned by Mr. Rochford, former Chairman of the Board, and Mr. McCabe, a former director of the Company. During the years ended December 31, 2020 through December 31, 2021, the Company paid an aggregate of $70,000 to Arenaco, LLC.
During 2021, the Company purchased $155,471 worth of oil field related chemicals Pro-Ject Holdings, LLC, an oil field chemical company for which Paul McKinney, our Chairman and CEO, served as an independent director on their board of directors. Mr. McKinney’s ownership in the company as of December 31, 2021 was in the form of A-4 stock worth approximately 0.31% of the total private company value. As of 2022, Mr. McKinney is no longer on the board of directors of Pro-Ject Holdings, LLC.
Warburg Pincus, LLC
Warburg Pincus, LLC and its affiliates (“Warburg”) beneficially own approximately 33% of the outstanding Common Stock as of the record date. Warburg has various investment funds that it manages. Those investment funds make investments in entities with which the Company may interact in the normal course of business.
Stronghold Purchase and Sale Agreement
On August 31, 2022, Ring and Stronghold Energy II Operating, LLC, a Delaware limited liability company (“Stronghold OpCo”), and Stronghold Energy II Royalties, LP, a Delaware limited partnership (“Stronghold RoyaltyCo”, together with Stronghold OpCo, collectively, “Stronghold”), consummated the transactions contemplated in the Purchase and Sale Agreement dated July 1, 2022 (the “Purchase Agreement"). At the closing of the Purchase Agreement, among other things, Ring acquired (the “Stronghold Acquisition”) interests in oil and gas leases and related property of Stronghold consisting of approximately 37,000 net acres in the Central Basin Platform of the Texas Permian Basin for a purchase price (the “Purchase Price”) of approximately $180.9 million, net of customary purchase price adjustments, 21,339,986 shares of Common Stock, and 153,176 shares of newly created Series A Convertible Preferred Stock, par value $0.001 of Ring (“Preferred Stock”), which Preferred Stock was converted into 42,548,892 shares of Common Stock on October 27, 2022 (collectively, the “Stronghold Shares”). Warburg owns a substantial majority of the equity interests of Stronghold and received its proportion of the Purchase Price.
Stronghold Registration Rights Agreement
On August 31, 2022, at the closing of the Purchase Agreement, Ring and Stronghold OpCo entered into a registration rights agreement (the “Registration Rights Agreement”) relating to the Stronghold Shares. Stronghold made a pro rata distribution to certain of its members. In accordance with the Registration Rights Agreement, we filed a registration statement on Form S-3 (the “Registration Statement”) with the SEC to permit the public resale of the Stronghold Shares. On October 13, 2022, the Registration Statement was declared effective by the SEC.
Stronghold Director Nomination Agreement
On August 31, 2022, at the closing of the Purchase Agreement, Ring and Stronghold OpCo entered into a director nomination agreement (the “Nomination Agreement”) containing provisions by which Stronghold OpCo will have the right to designate two directors to the Board. Stronghold OpCo has the right to designate two

2023 PROXY STATEMENT
directors to the Board so long as it beneficially owns at least 15% of the outstanding Common Stock. Stronghold OpCo has the right to appoint one director to the Board so long as it beneficially owns between 10% to 15% of the outstanding Common Stock. Stronghold OpCo designated Roy I. Ben-Dor and David S. Habachy as directors who are nominated for reelection at the Annual Meeting.
The Audit Committee reviews any related party transactions. Annually, each Board member is required to submit a questionnaire, disclosing any affiliations or relationships for evaluation as possible related party transactions.
Review, Approval or Ratification of Transactions with Related Parties
The Board reviews and approves all relationships and transactions in which it and its directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of its voting securities and their family members, have a direct or indirect material interest. In approving or rejecting such proposed relationships and transactions, the Board shall consider the relevant facts and circumstances available and deemed relevant to this determination. In each case, the standard applied in approving the transaction is the best interests of the Company without regard to the interests of the individual officer or director involved in the transaction. These procedures for reviewing and approving conflict of interest transactions are based on the Company’s past practice and are not contained in any written policy.

RING ENERGY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information furnished by current management and others, concerning the ownership of our Common Stock by (i) each person who is known to us to be the beneficial owner of more than five percent (5%) of our Common Stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and Named Executive Officers; and (iii) our directors and executive officers as a group. The mailing address for each of the persons indicated in the table below is our corporate headquarters. The percentage ownership is based on shares outstanding as of March 28, 2023.
Beneficial ownership is determined under the rules of the SEC. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the stockholders identified in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	SHARES OF COMMON STOCK BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER	APPROXIMATE PERCENT(1)
Named Executive Officers and Directors
Paul D. McKinney (2)	459,160	*
Travis T. Thomas	110,986	*
Stephen D. Brooks	135,751	*
Marinos C. Baghdati	135,751	*
Alexander Dyes	159,070	*
Roy I. Ben-Dor	—	*
John A. Crum	194,193	*
David S. Habachy	37,797	*
Richard E. Harris	116,793	*
Thomas L. Mitchell	194,193	*
Anthony B. Petrelli (4)	450,393	*
Regina Roesener (5)	277,493	*
Clayton E. Woodrum (3)	328,241	*
All directors and executive officers as a group (13 persons) (6)	2,599,821	1.4%
5% or Greater Stockholders (other than directors and executive officers)
Stronghold Energy II Operating, LLC(7)	59,594,853	33.0%
William R. Kruse(8)	12,696,948	7.0%
*Represents beneficial ownership of less than 1%
(1)The percentage is based upon 180,627,484 shares of Common Stock issued and outstanding as of March 28, 2023.
(2)Includes 35,700 common stock warrants to purchase shares of Common Stock on a one-to-one basis at an exercise price of $0.80 per share and expire on October 29, 2025.
(3)Includes 85,000 shares issuable upon the exercise of stock options that are currently exercisable.
(4)Includes 50,000 shares issuable upon the exercise of stock options that are currently exercisable.
(5)Includes 8,000 shares of Common Stock held by Eugene Neidiger Life Insurance Trust. Does not include 850 shares of Common Stock held as custodian for a minor son but has no pecuniary interest, or 850 shares of Common Stock held as custodian but has no pecuniary interest. Ms. Roesener disclaims beneficial ownership of such shares of Common Stock.

2023 PROXY STATEMENT
(6)Includes 135,000 shares issuable upon the exercise of stock options that are currently exercisable. Also includes 35,700 common stock warrants to purchase shares of Common Stock on a one-to-one basis at an exercise price of $0.80 per share and expire on October 29, 2025.
(7)Based solely on a Schedule 13D/A filed with the SEC on October 31, 2022. The shares are held directly by Stronghold Energy II Operating, LLC (“Stronghold OpCo”). Stronghold Energy II Intermediate, LLC (“Stronghold Intermediate”) is the managing member of Stronghold OpCo, and Stronghold Energy II Holdings, LLC (“Stronghold Holdings” and, collectively with Stronghold OpCo and Stronghold Intermediate, the “Stronghold Entities”) is the managing member of Stronghold Intermediate. Warburg Pincus & Company US, LLC (“Warburg Pincus”) is the general partner of Warburg Pincus Partners II (US), L.P., which is the managing member of Warburg Pincus (E&P) Energy LLC and Warburg Pincus (E&P) XII LLC. Warburg Pincus (E&P) Energy LLC is the general partner of Warburg Pincus (E&P) Energy GP, L.P., which is the general partner of Warburg Pincus Energy (E&P)-A, L.P., WP Energy Stronghold Holdings, L.P., WP Energy Partners Stronghold Holdings, L.P., Warburg Pincus Energy (E&P) Partners-A, L.P., and Warburg Pincus Energy (E&P) Partners-B, L.P. Warburg Pincus Energy (E&P) Partners-B, L.P. is the managing member of Warburg Pincus Energy (E&P) Partners-B Stronghold, LLC. Warburg Pincus (E&P) XII LLC is the general partner of Warburg Pincus (E&P) XII, L.P., which is the general partner of Warburg Pincus XII (E&P) Partners-1, L.P., Warburg Pincus XII (E&P) Partners-2, L.P., WP XII Stronghold Holdings, L.P., WP XII (E&P) Partners (A), L.P., WP XII (E&P) Partners (B), L.P., Warburg Pincus Private Equity (E&P) XII (A), L.P., Warburg Pincus Private Equity (E&P) XII-D (A), L.P., and Warburg Pincus Private Equity (E&P) XII-E (A), L.P. Warburg Pincus XII (E&P) Partners-2, L.P. is the managing member of Warburg Pincus XII (E&P) Partners-2 Stronghold, LLC (Warburg Pincus and the other Warburg entities listed above, collectively, the “Warburg Entities”). The Warburg Entities collectively hold a majority of the membership interests in Stronghold Holdings. Each of the Stronghold Entities, Warburg Entities and Roy Ben-Dor, (collectively, the “Warburg Persons”) directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed for purposes of Section 13 of the Exchange Act to be the indirect beneficial owner of some or all of the shares held by the Stronghold OpCo. The Warburg Persons have shared voting and dispositive power with respect to the 59,594,853 shares held directly by Stronghold OpCo. The principal business address of each of the Stronghold Entities is 508 W. Wall Street, Suite 550, Midland, Texas 79701. The principal business address of each of the Warburg Entities and Mr. Ben-Dor is 450 Lexington Avenue, New York, New York 10017.
(8)Based on a Schedule 13G filed with the SEC on February 10, 2023 reporting shares of Common Stock beneficially owned by Mr. William R. Kruse and Mrs. Deborah L. Kruse. Mr. Kruse reports sole voting and dispositive power over 1,014,300 shares, including 1,000,000 common stock warrants to purchase shares of Common Stock on a one-for-one basis at an exercise price of $0.80 per share, and 14,300 shares of Common Stock in his individual account with sole voting and investment control. Mr. and Mrs. Kruse report shared voting and dispositive power over 11,682,648 shares in accounts as joint tenants with right of survivorship. The address of the reporting persons is 1340 S. Main Street, Suite 300, Grapevine, Texas 76051.

RING ENERGY
Changes in Control
There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information concerning our executive stock compensation plans as of December 31, 2022.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES IN COLUMN (A))
	(A)	(B)	(C)
Equity compensation plans approved by security holders (1)	4,609,722	$4.21	5,591,224
Equity compensation plans not approved by security holders	—	$—	—
Total	4,609,722		5,591,224
(1) As of December 31, 2022, the Company had 2,623,790 shares of granted restricted stock units that had not yet vested, 1,720,432 shares of granted performance stock units that had not yet vested and assumes a 100% issuance related to the performance stock unit awards which have a range of 0% to 200% based on the results of the performance criteria of the award, and 265,500 outstanding stock options that had not been exercised and issued. The outstanding stock options have a weighted average exercise price of $4.21. The outstanding restricted stock units and performance stock units do not have an exercise price.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based on the Company’s review of these reports filed electronically with the SEC and written representations received from Reporting Persons, we believe that all of our directors and officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2022, except with respect to one Form 4 for Mr. McKinney reporting one transaction that was not timely filed, one Form 4 for Mr. Baghdati reporting one transaction that was not timely filed, and one Form 4 for Mr. Brooks reporting one transaction that was not timely filed.

2023 PROXY STATEMENT
PROPOSAL 2:
AMENDMENT TO THE ARTICLES
OF INCORPORATION
BACKGROUND
Our Articles of Incorporation (as amended to date, the "Articles of Incorporation") currently authorizes a total of 275,000,000 authorized shares of stock, including 225,000,000 shares of the Company’s Common Stock and 50,000,000 shares of preferred stock. After careful consideration, for the reasons discussed below, our Board has adopted and approved and is recommending that our stockholders approve and adopt a proposal to approve and adopt an amendment (the “Charter Amendment”) to our Articles of Incorporation to increase the authorized shares of Common Stock from 225,000,000 to 450,000,000 shares. No increase in the number of shares of authorized preferred stock is being proposed. The text of the proposed Certificate of Amendment to our Articles of Incorporation, which we refer to as the Certificate of Amendment, is attached as Appendix B.
For the reasons discussed below, our Board determined that the proposed Charter Amendment was advisable and in the best interests of the Company and its stockholders and approved and adopted the Charter Amendment, subject to stockholder approval at the Annual Meeting. The adoption of the Charter Amendment is expressly conditioned upon the approval of the Charter Amendment by our stockholders. Accordingly, if we do not receive the required stockholder approval for the Charter Amendment, we will not adopt the Charter Amendment.
If stockholders approve and adopt the Charter Amendment, it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada, which the Company intends to file shortly after the Annual Meeting.
Text of the Proposed Amendment
The following is the text of the proposed Charter Amendment.
The first paragraph of the FOURTH Article of the Articles of Incorporation would be amended and restated to read in its entirety as follows:
“The corporation is authorized to issue two classes of shares to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares the corporation is authorized to issue is Five Hundred Million (500,000,000). The number of shares of Common Stock authorized is Four Hundred Fifty Million (450,000,000) shares, par value $0.001 per share. The number of shares of Preferred Stock authorized is Fifty Million (50,000,000) shares, par value $0.001.”
Reasons for the Proposed Amendment
After careful consideration, our Board determined, subject to stockholder approval, to approve the Charter Amendment to increase the authorized shares of Common Stock from 225,000,000 to 450,000,000 shares. In making this decision, the Board considered it advisable and preferable to have a sufficient number of unissued and unreserved authorized shares of Common Stock to provide the Company with enhanced flexibility with respect to our authorized share capital as the Company considers strategic and financial alternatives that

RING ENERGY
further promote the long-term sustainability of our business. This includes capital raising transactions and acquisitions of oil and gas assets, which may include public offerings for cash.
The Charter Amendment is intended to ensure that we will continue to have an adequate number of authorized and unissued shares of Common Stock available for future use. As is the case with the shares of stock which are currently authorized but unissued, if the Charter Amendment is adopted by the Company’s stockholders, the Board will have authority to issue the additional shares of stock from time to time without further action on the part of stockholders to the extent not prohibited by applicable law or by the rules of any stock exchange or market on which our securities may then be listed or authorized for quotation.
Possible Effects of the Proposed Amendment
If the proposed Charter Amendment to authorize an additional 225,000,000 shares of Common Stock described above is approved and adopted by our stockholders, we will have the authority under our Articles of Incorporation to have up to 450,000,000 shares of Common Stock and 50,000,000 shares of preferred stock issued and outstanding. As of the close of business on the Record Date, we had 180,627,484 shares of Common Stock and no shares of preferred stock issued and outstanding. After the Record Date, on or about April 14, 2023, substantially all of our outstanding common stock warrants were exercised in exchange for approximately 14.5 million shares of Common Stock, resulting in approximately 195.1 million outstanding shares of Common Stock as of such date. Additionally, we have approximately 100,000 shares of Common Stock reserved for issuance upon the exercise of our outstanding warrants and approximately 9.9 million shares (or 15.9 million shares if Proposal 3 is approved) of Common Stock reserved for issuance under the Prior Plan (as defined below) and the 2021 Plan for existing awards and future awards. As a result, assuming Proposal 3 is approved, only approximately 13.9 million shares of Common Stock (or approximately 6.2% of the total authorized shares of Common Stock) remain available for future issuance. If this proposal is approved, the additional authorized shares of Common Stock may be issued at the discretion of the Board without further stockholder action, except as may be required by law or the rules of NYSE American. The increase in authorized shares would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. However, any subsequent issuance of shares of Common Stock, other than on a pro-rata basis to all stockholders, would reduce each stockholder’s proportionate interest in our Company. Any of the additional shares of Common Stock issued in the future would have the same rights and privileges as attach to the Common Stock currently authorized and outstanding and the par value of the Common Stock would remain unchanged at $0.001 par value per share. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.
We have not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations, and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by the Company to oppose changes in control of the Company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

2023 PROXY STATEMENT
If the stockholders approve the proposal, the Charter Amendment will become effective upon the filing of the Certificate of Amendment as set out above and in Appendix B with the Secretary of State of the State of Nevada.
If Proposal 2 is not approved and adopted by our stockholders, our Articles of Incorporation will not be amended as set forth above and we will continue to have the authority under our Articles of Incorporation to only have up to 225,000,000 shares of Common Stock and 50,000,000 shares of preferred stock issued and outstanding. We would encounter greater difficulty in carrying out our business strategy because we may be unable (1) to issue additional shares of Common Stock to attract new employees or to award current employees for future performance, (2) to raise capital by issuing shares of our Common Stock, and (3) to acquire other businesses or assets in exchange for shares of our Common Stock.
Interests of Directors and Executive Officers
No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the authorized share increase proposed above that is not shared by all other stockholders.
Vote Required for Approval
The affirmative vote of the holders of at least a majority of the Company’s issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve and adopt the proposed Charter Amendment to the Articles of Incorporation to increase the authorized shares of Common Stock from 225,000,000 to 450,000,000.

BOARD RECOMMENDATION ON PROPOSAL
The Board unanimously recommends a vote for the Charter Amendment to increase the authorized shares of Common Stock from 225,000,000 to 450,000,000. The management proxy holder will vote all properly submitted proxies for the proposal unless properly instructed otherwise.

RING ENERGY
PROPOSAL 3:
AMENDMENT TO THE RING ENERGY, INC.
2021 OMNIBUS INCENTIVE PLAN
At the annual meeting of our stockholders on May 25, 2021, the Ring Energy, Inc. 2021 Omnibus Incentive Plan was approved and adopted by our stockholders (the “2021 Plan”). In April 2023, our Board approved an amendment (the “Plan Amendment”) to the 2021 Plan, subject to stockholder approval, to increase the number of shares of our Common Stock authorized to be issued under the 2021 Plan by 6.0 million shares. See the “Amendment No. 1 to the Ring Energy, Inc. 2021 Omnibus Incentive Plan” attached as Appendix C to this proxy statement. If the Plan Amendment is approved by stockholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares available for delivery under the 2021 Plan as soon as practicable after the Annual Meeting.
Description and Text of the Proposed Plan Amendment
Our Board has determined that, to give us the ability to attract and retain the executive and key employee talent necessary for our continued growth and success, the number of shares of our Common Stock available for issuance under the 2021 Plan should be increased by 6.0 million shares, and is proposing an amendment to effect such an increase. In evaluating the amount of the increase in the number of shares available under the 2021 Plan, the Board considered our employee headcount, which has increased due to the recently closed Stronghold Acquisition, and the Board believes that equity incentives, if fully achieved, should be a larger portion of overall compensation. Additionally, the recently closed Stronghold Acquisition resulted in the issuance of a significant number of shares of Common Stock and the increase in the shares pursuant to the Plan Amendment are commensurate with such issuance of shares. In approving and recommending the increase in the number of shares of Common Stock authorized for issuance under the 2021 Plan, the Board concluded such increase was advisable and in our best interests to provide us with maximum flexibility to use equity awards to continue to support our growth strategy and maintain our ability to attract and retain talented executives and employees. Because the amount and timing of specific equity awards in the future is dependent on our employee headcount, management performance, competitive compensation practices, our stock price and a variety of other factors, some of which are beyond our control, it is not possible to determine when or if the currently proposed increase in shares under the 2021 Plan will be exhausted or the amount of subsequent dilution that may ultimately result from such awards.
To effect the increase in the aggregate number of shares of our Common Stock that may be issued under the 2021 Plan, it is proposed that the Section 4(a) of the 2021 Plan be deleted in its entirety and replaced with the following:
"(a) Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is the sum of (i) 15,900,000 Shares, which includes 341,155 Shares that are reserved but unissued under the Prior Plan, and (ii) any Shares under the Prior Plan subject to awards that, after the Effective Date, are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than Shares. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is 15,900,000.”

2023 PROXY STATEMENT
SUMMARY OF THE 2021 PLAN
The following is a summary description of the material features of the 2021 Plan, as proposed to be amended by the Plan Amendment (together, the “Amended Plan”). The statements made in this proxy statement regarding the Plan Amendment to the 2021 Plan should be read in conjunction with and are qualified in their entirety by reference to the 2021 Plan, a copy of which is available as Appendix A to our definitive proxy statement filed with the SEC on April 22, 2021. Prior filings with the SEC are available through our website at www.ringenergy.com or in printed form upon request by any stockholder.
The Amended Plan currently is effective until May 25, 2031. The purposes of the Amended Plan are to create incentives which are designed to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence are able to make important contributions to our success, and thereby to enhance stockholder value.
Proposed Share Reserve: The number of shares of our Common Stock that will be reserved for issuance pursuant to the Amended Plan will not exceed the sum of 15,900,000 shares, which as of March 28, 2023 includes 6,000,000 shares to be added pursuant to the Plan Amendment, 2,158,220 shares remaining available for awards under the 2021 Plan and 341,155 shares that are reserved but unissued under the Ring Energy, Inc. Long-Term Incentive Plan (the “Prior Plan”), and any shares originally reserved under the Prior Plan that, after May 25, 2021, are forfeited, terminated, lapsed, or satisfied thereunder in cash or property other than shares. As of March 28, 2023, there were 6,437,114 shares subject to outstanding awards under the 2021 Plan, 680,633 shares subject to outstanding equity awards under the Prior Plan and 265,000 shares subject to outstanding stock options with a weighted average exercise price of $4.21 and a weighted average remaining term of 1.63 years under the Prior Plan. The closing price of a share of our Common Stock on April 20, 2023, reported on the NYSE American (the “NYSE”) was $1.82.
Minimum Vesting: The Amended Plan includes a minimum vesting period for all awards granted thereunder of one year from the date of grant, subject to certain limited exceptions (including an exception for up to 5% of the shares reserved for issuance under the Amended Plan).
No “Liberal” Share Recycling: Under the Amended Plan, any shares withheld from any award to cover taxes or any exercise price, and any shares tendered to exercise outstanding options or repurchased on the open market using exercise price proceeds, will not be again available for issuance thereunder.
No Dividends or Dividend Equivalents Paid on Unvested Awards: To the extent that any award under the Amended Plan contains a right to receive dividends or dividend equivalents while such award remains unvested, such dividends or dividend equivalents will be accumulated and only paid once and to the extent that the underlying award vests.
Non-Employee Director Limit: The Amended Plan contains an annual limit of $750,000 on the cash and equity compensation that may be paid or awarded to a non-employee director in any fiscal year with respect to his or her service as a non-employee director.
No Repricing of Options or Stock Appreciation Rights: The Amended Plan prohibits the repricing of stock options and stock appreciation rights and cash buyouts of underwater options and stock appreciation rights without stockholder approval.
Plan Term: The Amended Plan will expire on May 25, 2031, unless earlier terminated by the Board or the Compensation Committee, but awards granted prior to such date may extend beyond that date.

RING ENERGY
Clawback Provisions: Awards granted under the Amended Plan are subject to any compensation recoupment policy adopted by the Company from time to time.
DESCRIPTION OF THE AMENDED PLAN
The principal purposes of the Amended Plan are to: (a) encourage profitability and growth of the Company through short- term and long-term incentives that are consistent with the Company’s objectives; (b) to give participants an incentive for excellence in individual performance; (c) to promote teamwork among participants; and (d) to give the Company a significant advantage in attracting and retaining key employees, directors, and consultants. To accomplish such purposes, the Amended Plan provides that the Company may grant options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards (including performance-based restricted shares and restricted stock units), other share-based awards, other cash-based awards, or any combination of the foregoing. When considering new grants of share-based or option-based awards, we intend to take into account previous grants of such awards. A summary of the material provisions of the Amended Plan is set forth below.
Administration. The Amended Plan is administered by the Compensation Committee (referred to below as the plan administrator). The plan administrator has the power to determine the terms of the awards granted under the Amended Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Amended Plan.
Eligible Participants. Certain employees, non-employee directors and consultants are eligible to be granted awards under the Amended Plan, other than incentive stock options, which may be granted only to employees. As of April 11, 2023, there were approximately 102 employees and eight non-employee directors who would potentially be eligible to receive awards under the Amended Plan.
Shares Available for Awards; Award Limits. The number of shares of our Common Stock reserved for issuance under the Amended Plan is equal to the sum of (i) 15,900,000 shares, which includes 341,155 shares that are reserved but unissued under the Prior Plan and (ii) any shares subject to outstanding awards under the Prior Plan that, after May 25, 2021, are forfeited, terminated, lapsed, or satisfied thereunder in cash or property other than shares. A maximum of 15,900,000 shares may be issued under the Amended Plan pursuant to incentive stock options. The number of shares issued or reserved pursuant to the Amended Plan will be adjusted by the plan administrator, as they deem appropriate and equitable, as a result of stock splits, stock dividends, and similar changes in our Common Stock. The maximum number of shares subject to awards granted during any fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year with respect to such director’s service as a non-employee director, will not exceed $750,000 in total value (calculating the value of any such awards based on the grant date fair market value of such awards for financial reporting purposes).
Any shares of Common Stock subject to an award under the Amended Plan that, after the effective date thereof, are forfeited, cancelled, settled or otherwise terminated without a distribution of shares of Common Stock to a participant will thereafter be deemed to be available for awards. However, none of the following will be added back to the shares authorized for grant under the Amended Plan: (i) shares otherwise issuable or issued in respect of, or as part of, any award withheld to cover taxes or any applicable exercise price, (ii) shares subject to share-settled stock appreciation rights or options that are exercised, (iii) shares tendered to

2023 PROXY STATEMENT
exercise outstanding options or other awards or to cover applicable taxes on such awards, or (iv) shares repurchased on the open market using exercise price proceeds. Shares underlying awards that are subject to the achievement of performance goals will be counted against the share reserve based on the target value of such awards unless, and until, such time as such awards become vested and settled in shares, and awards that, pursuant to their terms, may be settled only in cash will not count against the share reserve.
Adjustments. If there is any change in the Company’s capitalization resulting from a merger, consolidation, reclassification, or other corporate transaction, a stock split, reorganization, or other change in corporate structure, the plan administrator will adjust the number and kind of shares of stock or other securities permitted to be delivered under the Amended Plan, adjust the terms of outstanding awards, including the number and kind of shares of stock or other securities subject to outstanding awards, in each case as and to the extent the plan administrator determines an adjustment to be appropriate and equitable, to prevent dilution or enlargement of rights.
Minimum Vesting Requirement. Except in the case of substitute awards, awards granted under the Amended Plan will be subject to a minimum vesting period of one year from the date of grant. Notwithstanding the foregoing, the plan administrator may provide, in an award agreement or following the time of grant, that the vesting of an award will accelerate in the event of a participant’s death or disability, and the plan administrator may grant awards covering 5% of the shares reserved for issuance under the Amended Plan without regard to the minimum vesting provision. The vesting of any unvested awards granted to non-employee directors will be deemed to satisfy the one-year minimum vesting provision if the awards vest on the earlier of the one-year anniversary of the date of grant and the next regular annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.
Stock Options. Under the Amended Plan, the plan administrator may grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. Stock options are a variable component of compensation designed to incentivize the participants to grow the Company and to increase the value of our shares.
The plan administrator will establish the duration of each option at the time it is granted, with a maximum duration of 10 years (or in the case of a ten percent (10%) stockholder within the meaning of Section 422(b)(6) of the Code, five years) from the date such option is granted, and may also establish vesting performance requirements that must be met prior to the exercise of options. Stock option grants must have an exercise price that is equal to or greater than the fair market value of our Common Stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of our Common Stock already owned by the option holder with a fair market value equal to the exercise price. Dividends may not be paid on awards of stock options under the Amended Plan. Unless otherwise directed by a participant in writing, each vested and unexercised option held by a participant who is actively in service with the Company will automatically be exercised on the last business day before such option expires, so long as the per-share exercise price of the option is less than the fair market value of a share on that date.
Stock Appreciation Rights. The plan administrator may also grant stock appreciation rights, which will be exercisable upon the occurrence of certain contingent events. Stock appreciation rights are a variable component of compensation designed to retain key employees. Stock appreciation rights entitle the holder upon exercise to receive an amount in any combination of cash and shares (as determined by the plan administrator) equal in value to the excess of the fair market value of the shares covered by the stock

RING ENERGY
appreciation rights over the exercise price of the right. Unless otherwise directed by a participant in writing, each vested and unexercised stock appreciation right held by a participant who is actively in service with the Company will automatically be exercised on the last business day before such stock appreciation right expires, so long as the per-share exercise price of the stock appreciation right is less than the fair market value of a share on that date.
Restricted Shares. The plan administrator may also grant restricted shares, which are awards of our shares of Common Stock that vest in accordance with the terms and conditions established by the plan administrator. A participant holding restricted shares will generally have the rights of a stockholder with respect to such shares; however, the plan administrator will determine in the award agreement whether the participant will be entitled receive accrued dividends on such shares upon their vesting. Restricted shares are a variable component of compensation also available to retain key employees when deemed appropriate.
Restricted Stock Units. Restricted stock units represent the right to receive shares of Common Stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, we must deliver to the holder of the restricted stock unit, unrestricted shares of our Common Stock, which will be freely transferable. A participant holding restricted stock units will have no voting rights with respect thereto. The plan administrator will determine in the award agreement whether the participant will be entitled to receive accrued dividend equivalents on such restricted stock units upon their vesting and settlement. Restricted stock units are a variable component of compensation also designed to retain key employees when deemed appropriate.
Performance-Based Awards. Performance-based awards are denominated in shares, stock units, or cash, and are linked to the satisfaction of performance criteria established by the plan administrator. Performance-based awards are a variable component of compensation designed to reward key management for achieving annual performance goals. The performance-based criteria applicable to such awards will be determined by the plan administrator and may include, but are not limited to, any of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total stockholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of our shares; expense/cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; any other criteria specified by the plan administrator in its sole discretion; or any combination of, or a specified increase in, any of the foregoing.
Other Awards. In addition to the awards described above, the plan administrator may grant other incentives payable in cash or shares under the Amended Plan as it deems consistent with the terms of the Amended Plan and subject to such other terms and conditions as it deems appropriate.
Dividends and Dividend Equivalents. To the extent that any award under the Amended Plan contains a right to receive dividends or dividend equivalents while such award remains unvested, notwithstanding anything in the Amended Plan to the contrary, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

2023 PROXY STATEMENT
Deferrals of Payment. The plan administrator may determine that the delivery of shares or cash upon the vesting, exercise or settlement of an award under the Amended Plan may or will be deferred in accordance with applicable law.
Change in Control Provisions. Unless otherwise provided in an award agreement, in the event that a change in control occurs and any or all outstanding awards are continued, assumed or substituted for an economically equivalent award in connection with such change in control, if a participant’s employment or service is terminated by the Company, its successor or affiliate thereof, without cause on or after the effective date of the change in control but prior to twenty-four (24) months following the change in control transaction, then as of the date of such termination: (1) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable; and (2) the restrictions and forfeiture conditions applicable to any such award will lapse and such awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at the target level. Unless otherwise provided in an award agreement, in the event that a change in control occurs, and any awards are not continued, assumed or substituted for an economically equivalent in connection with the change in control transaction, then as of the date of such change in control: (1) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable; and (2) the restrictions and forfeiture conditions applicable to any such award will lapse and such awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at the greater of (x) target or (y) actual performance through the date of such change in control.
Amendment and Termination. The Board or the Compensation Committee may alter, amend, modify, or terminate the Amended Plan at any time; provided that the approval of our stockholders will be obtained for any amendment to the Amended Plan that requires stockholder approval under the rules of the NYSE or in accordance with other applicable law. In addition, without stockholder approval, to the extent required by the rules of the stock exchange(s) on which the shares are traded, except as otherwise permitted under the “equitable adjustments” provisions of the Amended Plan, (i) no amendment or modification may reduce the exercise price of any stock option or stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable stock exchange(s). No modification of an award will, without the prior written consent of the participant, adversely alter or impair the rights of a participant under the Amended Plan.
Compliance with Applicable Laws. We intend for awards granted under the Amended Plan to be designed, granted, and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.
NEW PLAN BENEFITS
Future awards under the Amended Plan will be made at the discretion of the plan administrator based on such factors as the plan administrator deems relevant at the time the awards are made. Accordingly, awards that may be granted under the Amended Plan are not determinable at this time.
SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES
The following is a brief description of the federal income tax treatment that generally applies to Plan awards. The description is based on current federal tax laws, rules and regulations, which are subject to change, and

RING ENERGY
does not purport to be a complete description of the federal income tax aspects of the Amended Plan. A participant may also be subject to state, local and foreign taxes.
Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess, if any, of the then fair market value of the stock acquired over the exercise price for those shares, and the Company will generally be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will also not result in taxable income to the participant if the participant was continuously employed by the Company or an affiliate from the date of the grant of the option until the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). However, the excess, if any, of the fair market value of the stock at the time of the exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.
If the participant does not sell or otherwise dispose of the stock received pursuant to the exercise of an incentive stock option within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to a corresponding deduction. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will generally be entitled to a corresponding deduction. In addition, the participant will recognize capital gain or loss equal to the difference between the amount realized and the value of the shares on the date of exercise.
Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the amount of cash or the fair market value of the shares paid upon exercise, and the Company will generally be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of any shares received will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.
Restricted Stock and Performance-Based Shares. A grant of restricted stock or performance-based shares will not result in taxable income to the participant at the time of grant, and the Company will not be entitled to a corresponding deduction, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a “substantial risk of forfeiture” for federal income tax purposes and the participant does not make an 83(b) election (as discussed below). Upon vesting, the holder will realize ordinary income in an amount equal to the then fair market value of the vested shares, and the Company will generally be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends accumulated and paid to the holder of restricted stock upon vesting also will be compensation income to the participant (taxable as wages

2023 PROXY STATEMENT
if the participant is an employee), and the Company will generally be entitled to a corresponding deduction when the accumulated dividends are paid. A participant has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. A participant may be permitted to elect, pursuant to Section 83(b) of the Code, within 30 days of the grant, to have ordinary income recognized immediately for the year in which a restricted stock award or performance share award, as the case may be, is granted in an amount equal to the difference between the amount paid for such restricted stock (if any) and the fair market value on the date of the grant, and to have the applicable capital gain holding period commence as of that date. In such a case, the Company would be entitled to a corresponding deduction for the year in which the stock is granted in the amount of such income recognized by the participant.
Restricted Stock Units. A grant of restricted stock units (including performance-based restricted stock units) will not result in taxable income to the participant at the time of grant, and the Company will not be entitled to a corresponding deduction. Upon vesting and issuance of the underlying shares, the holder will realize ordinary income in an amount equal to the then fair market value of the issued shares, and the Company will generally be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance. Accumulated dividend equivalents paid to the holder of restricted stock units upon their vesting and issuance also will be compensation income to the participant (taxable as wages if the participant is an employee), and the Company will generally be entitled to a corresponding deduction when the dividend equivalents are paid.
Performance Awards and Other Share-Based or Cash-Based Awards. A grant of a performance award or other stock-based or cash-based award will not result in taxable income to the participant at the time of grant, and the Company will not be entitled to a corresponding deduction. Upon payment of cash or the vesting or issuance of the underlying shares, the participant will realize ordinary income in an amount equal to the cash received or the then fair market value of the issued shares, and the Company will generally be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance.
Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million.
Tax Withholding. As a condition to the delivery of any shares to the recipient of an award, the Company may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award.
Importance of Consulting a Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon Federal income tax rules as of the date hereof and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on their particular situation, each recipient should consult their tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of an award.

RING ENERGY

Vote Required for Approval
The affirmative vote of holders of a majority of the shares of the Common Stock present in person or represented by proxy at the Annual Meeting is required to approve the Plan Amendment.

BOARD RECOMMENDATION ON PROPOSAL
Our Board unanimously recommends a vote "FOR" the approval
and adoption of the Plan Amendment to the 2021 Plan.

2023 PROXY STATEMENT
PROPOSAL 4:
NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are providing our stockholders the opportunity to cast a non- binding, advisory vote on the compensation of our Named Executive Officers, as disclosed in this proxy statement. The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company, the Board, or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the Company’s stockholders and will consider the outcome of the vote when making future compensation decisions.
As described under the heading “Compensation Discussion and Analysis,” we believe our compensation policies and programs support our key business objectives of creating value for, and promoting the interests of, our stockholders. In order to align the interests of our Named Executive Officers with those of our stockholders, we believe that each Named Executive Officer’s total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to Named Executive Officers should be aligned with the interests of the Company’s stockholders. The Company strives to attract, motivate, and retain high-quality executives who are willing to accept a lower base compensation in cash and be rewarded with equity awards based on performance and the achievement of the goals and objectives of the Company, thereby allowing the Company to better align the interests of its executives with its stockholders.
Specifically, the primary objectives of our compensation policies are as follows:
■Align the compensation of our Named Executive Officers and other managers with our stockholders’ interests and motivate our executive officers to meet the Company’s objectives;
■Pay for performance, taking into consideration both the performance of the Company and the individual in determining executive compensation;
■Promote Named Executive Officer accountability by compensating Named Executive Officers for their contributions to the achievement of the Company’s objectives (while discouraging excessive risk-taking not in the interest of long-term value for our stockholders); and
■Attract and retain highly qualified executives with significant industry knowledge and experience by providing them with a fair compensation program that provides financial stability and incentivizes growth in stockholder value.
The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of our stockholders.
BOARD RECOMMENDATION ON PROPOSAL
The Board unanimously recommends a vote FOR the approval of the compensation paid to our Named Executive Officers as set forth in this proxy statement.

RING ENERGY
PROPOSAL 5:
RATIFICATION OF THE APPOINTMENT
OF GRANT THORNTON LLP
With authority granted by our Board, the Audit Committee has appointed Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2023. Although stockholder ratification of the selection of Grant Thornton is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of our stockholders and us.
Representatives from Grant Thornton are not expected to be present at the Annual Meeting. If present, these representatives will have the opportunity to make a statement if they desire to do so and would be available to respond to appropriate questions.
Former Independent Registered Public Accounting Firm
On March 25, 2021, after review of the independent registered public accounting firms, the Audit Committee made the decisions to change the Company’s independent registered public accounting firm and dismissed Eide Bailly LLP ("Eide Bailly") as the Company’s independent registered public accounting firm. The audit reports of Eide Bailly on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2020 and 2019 and the subsequent period through March 25, 2021, there were (1) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Eide Bailly on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Eide Bailly’s satisfaction, would have caused Eide Bailly to make reference thereto in its reports, and (2) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company provided Eide Bailly with a copy of its Current Report on Form 8-K and requested Eide Bailly to furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made by the Company herein and if not, stating the respects in which it does not agree. A copy of Eide Bailly’s letter, dated March 26, 2021, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2021.

2023 PROXY STATEMENT
PRINCIPAL INDEPENDENT PUBLIC ACCOUNTING FEES AND SERVICES PAID IN 2022 AND 2021
The Audit Committee selected Grant Thornton as the Company’s independent registered accounting firm for the fiscal years ended December 31, 2022 and 2021. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor.
Fees and Independence
Audit Fees. Grant Thornton billed the Company an aggregate of $572,102 and $471,000 for professional services rendered for the review of the Company’s financial statements included in its Form 10-Q’s for 2022 and 2021 and the audit of the Company’s financial statements for the year ended December 31, 2022 and 2021, respectively.
Audit Related Fees. Grant Thornton did not provide any audit related services for 2022 or 2021.
Tax Fees. Grant Thornton did not provide professional tax services for 2022 or 2021.
All Other Fees. No other fees were billed by Grant Thornton during 2022 and 2021.
The Audit Committee discussed with Grant Thornton the matters required to be discussed pursuant to the applicable Public Company Accounting Oversight Board (the "PCAOB") Auditing Standards. The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by PCAOB Rule 3526 regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence.
Pre-Approval Policy
The policy of the Audit Committee and our Board, as applicable, is to pre-approve all services by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other non-audit services that may be provided by our independent registered public accounting firm. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent registered public accounting firm’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth the pre-approval requirements for all permitted services. Under the policy, all services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee; the Company obtained all required approvals during 2021 and 2022.

BOARD RECOMMENDATION ON PROPOSAL
The Board unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP as Ring Energy, Inc.’s independent auditor for the 2023 fiscal year. The management proxy holder will vote all properly submitted proxies FOR ratification unless properly instructed otherwise.

RING ENERGY
AUDIT COMMITTEE REPORT
The Audit Committee is comprised of five independent, non-employee directors. The Board has determined that the members of the Audit Committee satisfy the NYSE American listing standards for independence necessary to serve on the Audit Committee. The Board has determined that four of the members of the Audit Committee meet the requirements of an “audit committee financial expert” as defined by the rules of the SEC.
The Audit Committee’s responsibilities are set forth in the Audit Committee Charter, as may be amended from time to time by the Board. The principal functions of the Audit Committee are to assist the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our independent registered public accounting firm, and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority to retain and terminate our independent registered public accounting firm and to approve the compensation paid to our independent registered public accounting firm. The Audit Committee is also responsible for overseeing our internal audit function. This is a report on the Audit Committee’s activities relating to 2022.
Review of Audited Financial Statements with Management
The Audit Committee has reviewed and discussed the Company’s audited financial statements and management’s discussion and analysis of the Company’s financial condition and results of operation with management of the Company for the fiscal year ended December 31, 2022.
The members of the Audit Committee rely, without independent verification, on information provided to them and on the representations made by Company management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained and applied appropriate accounting and financial principles or appropriate internal controls and procedures, that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the independent registered public accounting firm is in fact “independent.”
Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm
The Audit Committee discussed with Grant Thornton, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by applicable Public Company Accounting Oversight Board (the "PCAOB") requirements regarding the firm’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton its independence. These discussions included a review of all audit services provided by Grant Thornton to the Company.
Recommendation that Financial Statements be Included in the Annual Report
Based on the review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
THE AUDIT COMMITTEE
■Clayton E. Woodrum (Chair)
■Anthony B. Petrelli
■Regina Roesener
■Thomas L. Mitchell
■Richard E. Harris

2023 PROXY STATEMENT
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2024 ANNUAL MEETING
Pursuant to the rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2024 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act.
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, proposals that stockholders intend to have included in the Company’s proxy statement and form of proxy for the 2024 annual meeting of stockholders must be received by the Company no later than December 23, 2023. However, if the date of the 2024 annual meeting of stockholders changes by more than 30 days from the date of the 2023 Annual Meeting of Stockholders, the deadline is a reasonable time before the Company begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to stockholders. Stockholder proposals must also be otherwise eligible for inclusion.
In addition to the requirements of Rule 14a-8, and as more specifically provided for in our Bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, nominations for election as a director and proposals for stockholder action may be made only by stockholders of the Company of record by giving written notice delivered or mailed to the Secretary of the Company: (a) in the case of an annual meeting of stockholders that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than one hundred twenty (120) days prior to such anniversary date; and (b) in the case of an annual meeting of stockholders that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, or in the case of a special meeting of stockholders, not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. If the date of the 2024 annual meeting of stockholders is the same as the date of the 2023 Annual Meeting of Stockholders, a stockholder making a nomination for election to our Board or a proposal of business for the 2024 annual meeting of stockholders must deliver proper notice to us no later than the close of business on January 26, 2024.
Proposals must also comply with the provisions contained in our Bylaws relating to stockholder proposals, including provision of the information specified in our Bylaws, such as information concerning the nominee or the proposal. Any proposals that do not meet the requirements set forth in our Bylaws, other than proposals submitted in compliance with SEC Rule 14a-8 under the Exchange Act, will be declared out of order and will not be considered at the 2024 annual meeting of stockholders.

RING ENERGY
OTHER BUSINESS
Our Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Meeting or any postponements or adjournments thereof, it is the intention of the person(s) named in the accompanying proxy to vote in accordance with their best judgment in the interest of our Company and our stockholders.
ANNUAL REPORT
A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, excluding exhibits, is available on our website, and will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to: Ring Energy, Inc., Attention: Travis T. Thomas, Chief Financial Officer, 1725 Hughes Landing Blvd., Suite 900, The Woodlands, TX 77380 or call (281) 397-3699.

By Order of the Board of Directors,
/s/ Travis T. Thomas
Travis T. Thomas
Executive Vice President, Chief Financial Officer, Corporate Secretary & Treasurer
The Woodlands, Texas
April 21, 2023

2023 PROXY STATEMENT
APPENDIX A

GAAP TO NON-GAAP RECONCILIATIONS

The Company defines Adjusted EBITDA as net income (loss) plus net interest expense, unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs and share-based compensation. Company management believes this presentation is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

TWELVE MONTHS ENDED DECEMBER 31, 2022
Adjusted EBITDA
Net Income	$138,635,025
Interest expense, net	23,167,729
Unrealized loss on change in fair value of derivatives	(40,993,295)
Income tax expense	8,408,724
Depreciation, depletion and amortization	55,740,767
Asset retirement obligation accretion	983,432
Transaction costs - Stronghold Acquisition	2,135,990
Share-based compensation	7,162,231
Adjusted EBITDA	$195,240,603

The Company defines Free Cash Flow as Adjusted EBITDA (defined above) less net interest expense (excluding amortization of deferred financing cost), capital expenditures and proceeds from divestiture of oil and natural gas properties. For this purpose, the Company’s definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and the lease maintenance costs) and equipment, furniture and fixtures, but excludes acquisition costs of oil and gas properties from third parties that are not included in the Company’s capital expenditures guidance provided to investors. Company management believes that Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of its current operating activities after the impact of accrued capital expenditures and net interest expense and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. There is no commonly accepted definition Free Cash Flow within the industry. Accordingly, Free Cash Flow, as defined and calculated by the Company, may not be comparable to Free Cash Flow or other similarly named non-GAAP measures reported by other companies. While the Company includes net interest expense in the calculation of Free Cash Flow, other mandatory debt service requirements of future payments of principal at maturity (if such debt is not refinanced) are excluded from the calculation of Free Cash Flow. These and other

RING ENERGY
non-discretionary expenditures that are not deducted from Free Cash Flow would reduce cash available for other uses.

TWELVE MONTHS ENDED DECEMBER 31, 2022
Free Cash Flow
Adjusted EBITDA	$195,240,603
Net interest expense (excluding amortization of deferred financing costs)	(20,461,708)
Capital expenditures	(140,051,159)
Proceeds from divestiture of oil and natural gas properties	23,700
Free Cash Flow	$34,751,436

The Company calculates “CROCE,” or Cash Return on Capital Employed, by dividing the Company's consolidated cash flow from operations, excluding changes in working capital, by the Company's average total debt and stockholders' equity for each calendar year, with average total debt and stockholders' equity being based on the simple average of such values as of the first and last day of the applicable calendar year.

TWELVE MONTHS ENDED DECEMBER 31, 2022
CROCE
Average debt	$352,500,000
Average stockholders' equity	480,988,237
Average debt and stockholders' equity	$833,488,237

CFFO (Cash Flows From Operations) Calculation:
Total CFFO	$196,976,729
Less change in WC (Working Capital)	(24,091,577)
Total CFFO without WC	$172,885,152

CROCE (CFFO Adj for WC)/(Average D+E)	20.7%

Adjusted Net Income does not include the estimated after-tax impact of share-based compensation, ceiling test impairment, and unrealized loss (gain) on change in fair value of derivatives. Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

2023 PROXY STATEMENT

	TWELVE MONTHS ENDED
	DECEMBER 31, 2022	DECEMBER 31, 2021
Adjusted Net Income

Net Income	$138,635,025	$3,322,892

Share-based compensation	7,162,231	2,418,323
Ceiling test impairment	—	—
Unrealized loss (gain) on change in fair value of derivatives	(40,993,295)	25,084,987
Transaction costs - Stronghold Acquisition	2,135,990	—
Tax impact on adjusted items	536,088	(225,432)
Adjusted Net Income	$107,476,039	$30,600,770

APPENDIX B
Certificate of Amendment

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Ring Energy, Inc.

Entity or Nevada Business Identification Number (NVID): C20399-2004

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ____

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ____

Jurisdiction of formation: ____

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ____

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 12/12/2022

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: ______ Time: ______

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Article Fourth - authorized shares has been amended (see attached)

(attach additional page(s) if necessary)

6. Signature: (Required)

X ______________________ Signature of Officer or Authorized Signer | ______ Title

X ______________________ Signature of Officer or Authorized Signer | ______ Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See attached.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 12/12/2022

ATTACHMENT TO
CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION, AS AMENDED, OF
RING ENERGY, INC.

Ring Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of Chapter 78 of Nevada Revised Statutes:

DOES HEREBY CERTIFY:

That the Board of Directors of the Corporation has duly adopted a resolution setting forth a proposed amendment to the existing Articles of Incorporation, as amended (the “Articles of Incorporation”), and the stockholders of the Corporation have approved said amendment to the Articles of Incorporation. This amendment amends the fourth article of the Articles of Incorporation in its entirety to read as follows:

FOURTH

The corporation is authorized to issue two classes of shares to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares the corporation is authorized to issue is Five Hundred
Million (500,000,000). The number of shares of Common Stock authorized is Four Hundred Fifty Million (450,000,000) shares, par value $0.001 per share. The number of shares of Preferred Stock authorized is Fifty Million (50,000,000) shares, par value $0.001.

a) Common Stock. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein or in the By-Laws of the Corporation, or in any amendment hereto or thereto, shall be vested in the Common Stock.

b) Preferred Stock. Except as otherwise provided herein or required by law, the Board of Directors is hereby vested with the authority to provide, out of the unissued shares of Preferred Stock, for one or more classes or series of Preferred Stock and, with respect to each such class or series, to prescribe the classes, series and the number of each class or series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Preferred Stock.

APPENDIX C

Amendment No. 1 to the Ring Energy, Inc. 2021 Omnibus Incentive Plan

This Amendment No. 1 to the Ring Energy, Inc. 2021 Omnibus Incentive Plan (as amended, the “Plan”) was approved and adopted by the Board of Directors of Ring Energy, Inc. (the “Company”) on April __, 2023, subject to approval by the stockholders of the Company, which was obtained on May 25, 2023. Accordingly, the Plan is hereby amended, effective as of May 25, 2023, as follows:

1.Section 4(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“(a) Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is the sum of (i) 15,900,000 Shares, which includes 341,155 Shares that are reserved but unissued under the Prior Plan, and (ii) any Shares under the Prior Plan subject to awards that, after the Effective Date, are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than Shares. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is 15,900,000.”

In all other respects, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been executed to be effective as of _________________.

RING ENERGY, INC.

By: ____________________________
Name:
Title:

SCAN TO
VIEW MATERIALS & VOTE

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Roy I. Ben-Dor
02) John A. Crum
03) David S. Habachy
04) Richard E. Harris
05) Paul D. McKinney
06) Thomas L. Mitchell
07) Anthony B. Petrelli
08) Regina Roesener
09) Clayton E. Woodrum

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

	For	Against	Abstain
2. To approve and adopt an amendment to Ring Energy, Inc.'s Articles of Incorporation to increase the number of authorized shares of common stock from 225 million to 450 million.	☐	☐	☐
3. To approve and adopt an amendment to the Ring Energy, Inc. 2021 Omnibus Incentive Plan to authorize an additional 6 million shares of common stock under the plan.	☐	☐	☐
4. Advisory vote to approve named executive officer compensation.	☐	☐	☐
5. To ratify the appointment of Grant Thornton LLP as the Company's auditors for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: Consideration of any matters which may properly come before the Meeting, or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000608456_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

RING ENERGY, INC.
Annual Meeting of Stockholders
May 25, 2023 10:00 AM Central Daylight Time
This proxy is solicited on behalf of the Board of Directors

The undersigned, a stockholder of RING ENERGY, INC. (the "Company"), does hereby appoint Travis T. Thomas, as proxy and attorney-in-fact with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at Ring Energy's office, located at 1725 Hughes Landing Blvd., Suite 900, The Woodlands, TX 77380, on May 25, 2023, at 10:00 AM Central Daylight Time, or at any adjournment or postponement thereof, and to vote all shares of the Company's voting securities that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting, as designated below. Receipt of the 2023 Annual Meeting of Stockholders and Proxy Statement and the 2022 Annual Report is hereby acknowledged.

This Proxy will be voted as directed, or if no contrary direction is indicated, will be voted FOR the election of all directors; FOR Proposal 2; FOR Proposal 3; FOR Proposal 4; and FOR Proposal 5, and as the Board of Directors may recommend on such other business as may properly come before the Annual Meeting of Stockholders.

0000608456_2 R1.0.0.6

Continued and to be signed on reverse side

1725 Hughes Landing Blvd., Suite 900
The Woodlands, TX 77380